Exhibit 2.1
                                MERGER AGREEMENT

                            DATED AS OF JUNE 29, 2005

                                 BY AND BETWEEN

                            CAPITAL BANK CORPORATION

                                       AND

                             1ST STATE BANCORP, INC.

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I -- DEFINED TERMS ..................................................  1

    1.1.  DEFINITIONS .......................................................  1

ARTICLE II -- THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES ......... 10

    2.1.  THE MERGER ........................................................ 10
    2.2   COMPANY SHARES .................................................... 11
    2.3   MERGER CONSIDERATION .............................................. 11
    2.4   ELECTION AND ALLOCATION PROCEDURES ................................ 13
    2.5   EXCHANGE PROCEDURES ............................................... 15
    2.6   AVERAGE CLOSING PRICE ADJUSTMENT .................................. 15
    2.7   COMPANY STOCK OPTIONS ............................................. 16
    2.8   LIQUIDATION ACCOUNT ............................................... 16

ARTICLE III -- THE CLOSING .................................................. 16

    3.1   CLOSING ........................................................... 16
    3.2   DELIVERIES BY THE COMPANY ......................................... 17
    3.3   DELIVERIES BY THE BUYER ........................................... 17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................... 17

    4.1   ORGANIZATION, STANDING AND POWER .................................. 17
    4.2   AUTHORITY; NO CONFLICTS ........................................... 18
    4.3   CAPITAL STOCK; SUBSIDIARIES ....................................... 18
    4.4   SEC FILINGS; COMPANY FINANCIAL STATEMENTS ......................... 19
    4.5   ABSENCE OF UNDISCLOSED LIABILITIES ................................ 21
    4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS .............................. 21
    4.7   TAX MATTERS ....................................................... 22
    4.8   ASSETS ............................................................ 23
    4.9   SECURITIES PORTFOLIO AND INVESTMENTS .............................. 23
    4.10  ENVIRONMENTAL MATTERS ............................................. 23
    4.11  COMPLIANCE WITH LAWS .............................................. 24
    4.12  LABOR RELATIONS ................................................... 25
    4.13  EMPLOYEE BENEFIT PLANS ............................................ 25
    4.14  MATERIAL CONTRACTS ................................................ 27
    4.15  LEGAL PROCEEDINGS ................................................. 27
    4.16  REPORTS ........................................................... 27
    4.17  REGISTRATION STATEMENT; JOINT PROXY STATEMENT ..................... 28
    4.18  ACCOUNTING, TAX, AND REGULATORY MATTERS ........................... 28
    4.19  STATE TAKEOVER LAWS ............................................... 28
    4.20  CHARTER PROVISIONS ................................................ 28
    4.21  RECORDS ........................................................... 29
    4.22  DERIVATIVES ....................................................... 29
    4.23  CERTAIN REGULATED BUSINESSES ...................................... 29
    4.24  LOANS; ALLOWANCE FOR LOAN LOSSES .................................. 29
    4.25  REPURCHASE AGREEMENTS; DERIVATIVES ................................ 30
    4.26  DEPOSIT ACCOUNTS .................................................. 30
    4.27  PERMISSIBLE ACTIVITIES ............................................ 30
    4.28  RELATED PARTY TRANSACTIONS ........................................ 30
    4.29  COMMISSIONS ....................................................... 30
    4.30  VOTING AGREEMENTS ................................................. 31
    4.31  OPINION OF FINANCIAL ADVISOR ...................................... 31

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF THE BUYER .................... 31


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    5.1   ORGANIZATION, STANDING AND POWER .................................. 31
    5.2   AUTHORITY; NO CONFLICTS ........................................... 32
    5.3   BUYER'S STOCK; SUBSIDIARIES ....................................... 32
    5.4   SEC FILINGS; BUYER FINANCIAL STATEMENTS ........................... 33
    5.5   ABSENCE OF UNDISCLOSED LIABILITIES ................................ 34
    5.6   ABSENCE OF CERTAIN CHANGES OR EVENTS .............................. 34
    5.7   COMPLIANCE WITH LAWS .............................................. 34
    5.8   LEGAL PROCEEDINGS ................................................. 35
    5.9   REGISTRATION STATEMENT; JOINT PROXY STATEMENT ..................... 35
    5.10  ACCOUNTING, TAX, AND REGULATORY MATTERS ........................... 36
    5.11  COMMISSIONS ....................................................... 36
    5.12  TAX MATTERS ....................................................... 36
    5.13  RECORDS ........................................................... 37
    5.14  OPINION OF FINANCIAL ADVISOR ...................................... 37

ARTICLE VI -- COVENANTS ..................................................... 37

    6.1   COVENANTS OF THE COMPANY .......................................... 37
    6.2   COVENANTS OF THE BUYER ............................................ 43
    6.3   COVENANTS OF BOTH PARTIES TO THE AGREEMENT ........................ 46

ARTICLE VII -- DISCLOSURE OF ADDITIONAL INFORMATION ......................... 49

    7.1   ACCESS TO INFORMATION ............................................. 49
    7.2   ACCESS TO PREMISES ................................................ 49
    7.3   ENVIRONMENTAL SURVEY .............................................. 49
    7.4   CONFIDENTIALITY ................................................... 49
    7.5   PUBLICITY ......................................................... 50

ARTICLE VIII  -- CONDITIONS CLOSING ......................................... 50

    8.1   MUTUAL CONDITIONS ................................................. 50
    8.2   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY ...................... 51
    8.3   CONDITIONS TO THE OBLIGATIONS OF THE BUYER ........................ 53

ARTICLE IX -- TERMINATION ................................................... 55

    9.1   TERMINATION ....................................................... 55
    9.2   PROCEDURE AND EFFECT OF TERMINATION ............................... 56
    9.3   TERMINATION EXPENSES AND FEES...................................... 56

ARTICLE X -- MISCELLANEOUS PROVISIONS ....................................... 57

    10.1  EXPENSES .......................................................... 57
    10.2  SURVIVAL OF REPRESENTATIONS ....................................... 57
    10.3  AMENDMENT AND MODIFICATION ........................................ 57
    10.4  WAIVER OF COMPLIANCE; CONSENTS .................................... 57
    10.5  NOTICES ........................................................... 57
    10.6  ASSIGNMENT ........................................................ 58
    10.7  SEPARABLE PROVISIONS .............................................. 58
    10.8  GOVERNING LAW ..................................................... 59
    10.9  COUNTERPARTS ...................................................... 59
    10.10 INTERPRETATION .................................................... 59
    10.11 ENTIRE AGREEMENT .................................................. 59
EXHIBIT A    FORM OF PLAN OF MERGER
EXHIBIT B    BAKER EMPLOYMENT AGREEMENT
EXHIBIT C    REYNOLDS EMPLOYMENT AGREEMENT
EXHIBIT D    McGILL CONSULTING AGREEMENT
EXHIBIT E    FORM OF VOTING AGREEMENT
EXHIBIT F    FORM OF AFFILIATE LETTER


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                                MERGER AGREEMENT

      THIS MERGER AGREEMENT (this "Agreement"), dated as of the 29th day of June, 2005, is by and among:

      CAPITAL BANK CORPORATION, a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Buyer"); and

      1st STATE BANCORP, INC., a Virginia corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Company").

                              BACKGROUND STATEMENT

      The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "Merger"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Buyer and/or cash. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                             STATEMENT OF AGREEMENT

      In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

      "401(k) Plan" has the meaning given to it in Section 6.1(e).
                                                   --------------
      "Actual Average Closing Price" means, with respect to the Buyer's Stock, the average of the daily closing sales price thereof on the Nasdaq National Market System during the twenty (20) trading day period ending three (3) Business Days prior to the Closing Date, as reported in The Wall Street Journal.

      "Acquisition Proposal" has the meaning given to it in Section 6.1(c).
                                                            --------------
      "Affiliate" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

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Without limiting the foregoing, as used with respect to the Company, the term
"Affiliates" includes Company Bank, the LLC, and any other of the Company's Subsidiaries.

      "Agreement" means this Merger Agreement.

      "Assets" means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

      "Average Closing Price" means the Actual Average Closing Price; provided, in the event that the Actual Average Closing Price is greater than $18.00, the Average Closing Price shall be $18.00; provided, further, in the event that the Actual Average Closing Price is less than $15.00, the Buyer may set the Average Closing Price at $15.00 pursuant to Section 2.6.

      "Baker Employment Agreement" means the employment agreement to be entered into at or prior to Closing between the Buyer and A. Christine Baker for a term of one (1) year commencing on the Closing Date and automatically renewing on each subsequent anniversary of the Closing Date for an additional one (1) year renewal term unless either party delivers to the other party written notice of the party's intent to terminate the employment agreement as of the end of such initial term or applicable one (1) year renewal term. The employment agreement shall contain customary terms and conditions (including non-competition and non-solicitation provisions) applicable to executive employment agreements of its nature and be substantially in the form attached hereto as EXHIBIT B.

      "Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, welfare plans, all life insurance plans, and all other employee benefit plans, arrangements, fringe benefit plans or perquisites, whether written or unwritten, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or any other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or any other beneficiaries are eligible to participate.

      "Business Day" means any day excluding (i) Saturday, (ii) Sunday and (iii) any day that is a legal holiday in the State of North Carolina.

      "Buyer" has the meaning given to it in the introductory paragraph hereof.

      "Buyer Bank" means Capital Bank, a North Carolina bank and a wholly owned subsidiary of the Buyer.

      "Buyer Financial Statements" means, with respect to the Buyer and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2004, 2003 and 2002 and consolidated audited balance sheets as of December 31, 2004 and 2003, as well as the interim unaudited consolidated statements of


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income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2004 and the consolidated interim balance sheet as of each such quarter as filed with the SEC.

      "Buyer SEC Reports" has the meaning given to it in Section 5.4(a).
                                                         --------------
      "Buyer's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE V.

      "Buyer's Stock" means the common stock of Capital Bank Corporation, no par value, as traded on the Nasdaq National Market System.

      "Cash Election Amount" has the meaning given to it in Section 2.4(a).
                                                           ---------------
      "Cash Election Shares" has the meaning given to it in Section 2.4(a).
                                                            --------------
      "Cause" means: (i) any act of an employee in connection with his or her employment and relating to the Buyer's or its Subsidiaries' business including, but not limited to, negligence, which is materially detrimental to the Buyer's or its Subsidiaries' interests; (ii) any act of misconduct, unlawfulness or dishonesty by an employee in connection with his or her employment which is detrimental to the Buyer's or its Subsidiaries' interests; (iii) an employee's unsatisfactory job performance or failure to comply with the Buyer's or its Subsidiaries' board of directors' reasonable directions; or (iv) an employee's material breach of any agreement between such employee and the Buyer or its Subsidiaries.

      "Closing" means the closing of the Merger, as identified more specifically in ARTICLE III.

      "Closing Date" has the meaning given to it in Section 3.1.
                                                    ------------
      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Company" has the meaning given to it in the introductory paragraph hereof.

      "Company Bank" means 1st State Bank, a North Carolina bank.

      "Company Contracts" has the meaning given to it in Section 4.14.
                                                         ------------
      "Company Financial Statements" means, with respect to the Company and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended September 30, 2004, 2003 and 2002 and consolidated audited balance sheets as of September 30, 2004 and 2003, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since September 30, 2004 and the consolidated interim balance sheet as of each such quarter as filed with the SEC.


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

      "Company Option" and "Company Options" have the respective meanings given to them in Section 2.7(a).
           --------------
      "Company Rule 145 Affiliates" has the meaning given to it in
Section 6.1(h).
--------------
      "Company SEC Reports" has the meaning given to it in Section 4.4(a).
                                                           --------------
      "Company Shares" has the meaning given to it in Section 2.2(a).
                                                      --------------
      "Company's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE IV.

      "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

      "Contract" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

      "DCP" has the meaning given to it in Section 6.1(e).
                                           --------------
      "Default" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their Affiliates or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "EDGAR" has the meaning given to it in Section 4.4(a).
                                             --------------
      "Effective Time" has the meaning given to it in Section 2.1(e).
                                                      --------------
      "Election Deadline" has the meaning given to it in Section 2.4(a).
                                                         --------------
      "Election Form" has the meaning given to it in Section 2.4(a).
                                                     ---------------
      "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section. 1251 et seq.), the Clean Air Act (42 U.S.C. Section. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section. 651 et seq.) ("OSHA"), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

      "Environmental Survey" has the meaning given to it in Section 7.3.
                                                            -----------
      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Plan" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

      "ESOP" has the meaning given it in Section 6.1(e).
                                         --------------
      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" has the meaning given to it in Section 2.5(a).
                                                      --------------
      "Exchange Ratio" means an amount equal to $37.15 divided by the Average Closing Price.

      "Federal Reserve Bank" means the Federal Reserve Bank of Richmond.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Foundation" means 1st State Bank Foundation, Inc.

      "Foundation Agreement" has the meaning given to it in Section 6.2(e).
                                                            --------------
      "FTN" means FTN Midwest Securities Corp.

      "Generally Accepted Accounting Principles" or "GAAP" means accounting principles generally accepted in the United States of America as recognized by the Public Company Accounting Oversight Board (PCAOB), as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

      "Governmental Authority" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising


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

executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

      "Hazardous Material" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

      "IRS" means the Internal Revenue Service.

      "Joint Proxy Statement" has the meaning given to it in Section 4.17.
                                                             -------------
      "Knowledge of the Buyer" means the knowledge of any of the directors and executive officers of the Buyer or the Buyer Bank or any of their respective Subsidiaries.

      "Knowledge of the Company" means the knowledge of any of the directors and executive officers of the Company or the Company Bank or any of their respective Subsidiaries.

      "Law" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

      "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

      "Lien" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits, Liens to secure advances from the Federal Home Loan Bank of Atlanta and other Liens incurred in the ordinary course of the banking business.

      "Litigation" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

      "LLC" has the meaning given to it in Section 4.1(a).
                                           --------------

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

      "Loan Collateral" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Person or any note, account, or other receivable payable to the Person.

      "Mailing Date" has the meaning given to it in Section 2.4(a).
                                                    --------------
      "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "Material Adverse Effect" on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Person (or any of its Affiliates) taken with the prior informed consent of the other Person in contemplation of the transactions contemplated hereby, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Persons.

      "McGill Consulting Agreement" means the consulting agreement to be entered into at or prior to Closing between the Buyer and James C. McGill for a term of four (4) years commencing on the Closing Date. The consulting agreement shall contain customary terms and conditions (including non-competition and non-solicitation provisions) applicable to agreements of its nature and be substantially in the form attached hereto as EXHIBIT D.

      "Merger" has the meaning given to it in the Background Statement hereof.

      "Merger Consideration" has the meaning given to it in Section 2.3(a).
                                                            --------------
      "Mixed Cash Consideration Election Amount" has the meaning given to it in
Section 2.4(a).
--------------
      "Mixed Election Shares" has the meaning given to it in Section 2.4(a).
                                                             --------------
      "Mixed Stock Consideration Election Amount" has the meaning given to it in
Section 2.4(a).
--------------
      "MRP" has the meaning given to it in Section 6.1(e).

      "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

      "Orr Group" means The Orr Group, LLC.

      "Pension Plan" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

      "Permit" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

      "Person" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

      "Per Share Cash Consideration" has the meaning given to it in
Section 2.3(a).
--------------
      "Per Share Mixed Consideration" has the meaning given to it in
Section 2.3(a).
--------------
      "Per Share Stock Consideration" has the meaning given to in
Section 2.3(a).
--------------
      "Real Property" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

      "Registration Statement" has the meaning given to it in Section 4.17.
                                                              ------------
      "Regulatory Authorities" means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the North Carolina Banking Commission, the North Carolina Commissioner of Banks, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the parties hereto and their respective Affiliates.

      "Retiree Benefits" has the meaning given to it in Section 6.1(e).
                                                        --------------
      "Reynolds Employment Agreement" means the employment agreement to be entered into at or prior to Closing between the Buyer and Fairfax C. Reynolds for a term of one (1) year commencing on the Closing Date and automatically renewing on each subsequent anniversary of the Closing Date for an additional one (1) year renewal term unless either party delivers to the other party written notice of the party's intent to terminate the employment agreement as of the end of such initial term or applicable one (1) year renewal term. The employment agreement shall contain customary terms and conditions (including non-competition and non-solicitation provisions) applicable to executive employment agreements of its nature and be substantially in the form attached hereto as EXHIBIT C.

      "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

      "Sarbanes-Oxley" has the meaning given it in Section 4.4(a).
                                                   --------------
      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

      "Shareholder Meeting" and "Shareholder Meetings" have the respective meanings given to them in Section 4.17.

      "Stock Adjustment" has the meaning given to it in Section 2.3(d).
                                                        --------------
      "Stock Election Amount" has the meaning given to it in Section 2.4(a).
                                                             --------------
      "Stock Election Shares" has the meaning given to it in Section 2.4(a).
                                                             --------------
      "Subsidiary" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person.

      "Superior Proposal" means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than the Buyer or any of its Subsidiaries) with respect to an Acquisition Proposal on terms which the board of directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and outside legal counsel), to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of Company Shares than the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

      "Surviving Holding Company" has the meaning given to it in Section 2.1(a).
                                                                 --------------
      "Tax" or "Taxes" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

      "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

      "Taxable Period" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

      "Total Cash Merger Consideration" has the meaning given to it in
Section 2.3(b).
--------------
      "Total Stock Merger Consideration" has the meaning given to it in
Section 2.3(b).
--------------
      "Voting Agreement" means that certain voting agreement to be entered into between the Buyer and each officer and director of the Company concurrently with the execution and delivery of this Agreement as a condition to inducement to the Buyer entering into this Agreement and incurring the obligations set forth herein substantially in the form of EXHIBIT E.

                                   ARTICLE II

              THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

      2.1. THE MERGER.

      (a) The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and North Carolina Law and Virginia Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "Surviving Holding Company") and shall continue its corporate existence under the laws of the State of North Carolina .

      (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time (as defined below) of the Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable Law.

      (c) Directors and Officers. Subject to Section 6.2(b), the Baker Employment Agreement and the Reynolds Employment Agreement, from and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at the Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at the Effective Time shall be the officers of the Surviving Holding Company.

      (d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby

(including without limitation the above-described Plan of Merger) and (ii) the Merger and the other transactions contemplated hereby.

      (e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law and Virginia Law, or at such other time specified therein. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

      (f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Merger to be executed and filed with the Secretary of State of North Carolina and the Virginia State Corporation Commission, as required by North Carolina Law and Virginia Law, respectively, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

      2.2  COMPANY SHARES.

      (a) Each share of the Company's capital stock (the "Company Shares"), par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than Company Shares to be canceled pursuant to this Section 2.2) shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at the Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this
ARTICLE II.

      (b) Each Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

      (c) Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

      (d) From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged for the Merger Consideration as provided for herein.

      2.3  MERGER CONSIDERATION.

      (a) Subject to Sections 2.2, 2.4, 2.5, 2.6 and 2.8, at the Effective Time, the holders of Company Shares outstanding at the Effective Time, other than the Buyer and its Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, for each Company Share held by such Person: (i)
0.691829 shares of the Buyer's Stock multiplied by the Exchange Ratio plus an amount equal to $11.4486 in cash (the "Per Share Mixed Consideration"), (ii) 1.0 share of the Buyer's Stock multiplied by the Exchange Ratio (the "Per Share Stock Consideration"), or (iii) an amount equal to $37.15 in cash (the "Per Share Cash Consideration"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "Merger Consideration."

      (b) Subject to the allocation provisions of Section 2.4, each holder of a Company Share may elect, for all Company Shares beneficially owned by such holder, to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration; provided, (i) that the aggregate number of shares of Buyer's Stock with respect to which the Per Share Mixed Consideration and the Per Share Stock Consideration (excluding fractions of Company Shares issued or not issued pursuant to Section 2.3(c) as a result of rounding) shall be paid as Merger Consideration shall be such number of shares equal to $74,499,168.79 divided by the Average Closing Price (subject to equitable adjustment for any stock dividend, stock split or other stock payment by the Company after the date hereof but prior to the Effective Time) (the "Total Stock Merger Consideration"), subject to adjustment so that the Total Stock Merger Consideration shall not be less than the amount necessary to qualify the Merger as a tax-free reorganization under Section 368 of the Code, as determined by the Buyer at or immediately after the Effective Time upon consultation with its independent accountants and counsel; and (ii) that the aggregate amount of cash with respect to which the Per Share Mixed Consideration and the Per Share Cash Consideration shall be paid as Merger Consideration shall be $33,185,195.76 (the "Total Cash Merger Consideration"); provided however, that, if the Total Stock Merger Consideration is adjusted as provided in Section 2.3(b)(i) above to qualify the Merger as a tax-free reorganization under Section 368 of the Code, the Total Cash Merger Consideration shall be adjusted so that the aggregate value of the Merger Consideration paid after the adjustment to the Total Stock Merger Consideration is equal to the aggregate value of the Merger Consideration which would have been paid in the absence of such adjustment.

      (c) No fractional shares of the Buyer's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of the Buyer's Stock to which a holder of the Company Shares is entitled to receive pursuant to this Article II shall be rounded to the nearest whole share (with
0.5 share rounded up to the nearest whole share).

      (d) In the event the Buyer changes the number of shares of the Buyer's Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other distribution payable in Buyer's Stock or securities convertible into Buyer's Stock or similar recapitalization with respect to such stock or effects a reclassification, combination or other change with respect to Buyer's Stock (each a "Stock Adjustment") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization, reclassification or combination for which a record date is not established) shall be prior to the Effective Time, the Per Share Mixed Consideration and the Per Share Stock Consideration shall each be equitably adjusted to reflect such change.

      2.4  ELECTION AND ALLOCATION PROCEDURES.

      (a)  Election.

           (i) An election form ("Election Form"), together with the other transmittal materials described in Section 2.5, shall be mailed as soon as reasonably practicable but no later than five (5) Business Days after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "Mailing Date." Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Mixed Consideration with respect to all of such holder's Company Shares, unless such holder (or the beneficial owner through appropriate and customary documentation and instruction) elects to receive the Per Share Cash Consideration or the Per Share Stock Consideration with respect to all of such holder's Company Shares. Company Shares as to which no election of Per Share Stock Consideration or Per Share Cash Consideration is made shall be herein referred to as the "Mixed Election Shares"; Company Shares as to which the Per Share Cash Consideration election is made shall be referred to as the "Cash Election Shares"; and Company Shares as to which the Per Share Stock Consideration election is made shall be referred to as the "Stock Election Shares". The "Cash Election Amount" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares plus the amount of the Per Share Mixed Consideration consisting of cash multiplied by the total number of Mixed Election Shares (the "Mixed Cash Consideration Election Amount"). The "Stock Election Amount" shall be equal to the Per Share Stock Consideration multiplied by the total number of Stock Election Shares plus the amount of the Per Share Mixed Consideration consisting of the Buyer's Stock multiplied by the total number of Mixed Election Shares (the "Mixed Stock Consideration Election Amount").

           (ii) Any Company Share with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date shall be set forth on the Election Form), but in any event not earlier than the twentieth (20th) Business Day after the Mailing Date (such deadline, the "Election Deadline"), shall be converted into the Per Share Mixed Consideration as set forth in Section 2.4(b) and shall be deemed to be a Mixed Election Share.

           (iii)The Buyer shall make available one or more Election Forms as may be reasonably requested by all Persons who become holders (or beneficial owners) of Company Shares between the Mailing Date and the close of business on the business day prior to the Election Deadline, and the Buyer shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

           (iv) Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made by the Election Deadline, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

      (b) Allocation. As soon as reasonably practicable after the Effective Time, the Buyer shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as follows:

           (i) Each Mixed Election Share shall be converted into the right to receive an amount of cash and a number of shares of the Buyer's Stock equal to the Per Share Mixed Consideration.

           (ii) If the Total Cash Merger Consideration is greater than the aggregate Cash Election Amount, then:

                (A) each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration; and

                (B) each Stock Election Share shall be converted into the right to receive (1) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Cash Election Amount divided by the total number of Stock Election Shares, and (2) a number of shares of the Buyer's Stock equal to the Total Stock Merger Consideration less the aggregate Mixed Stock Consideration Election Amount divided by the total number of Stock Election Shares.

          (iii) If the Total Cash Merger Consideration is less than the Cash Election Amount then:

                (A) each Stock Election Share shall be converted into the right to receive the Per Share Stock Consideration; and

                (B) each Cash Election Share shall be converted into the right to receive (1) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Mixed Cash Consideration Election Amount divided by the total number of Cash Election Shares, and (2) a number of shares of the Buyer's Stock equal to the Total Stock Merger Consideration less the aggregate Stock Election Amount divided by the total number of Cash Election Shares.

      2.5  EXCHANGE PROCEDURES.

      (a) After the Effective Time, the Buyer shall cause an exchange agent selected by the Buyer and reasonably acceptable to the Company (the "Exchange Agent") to mail to the shareholders of the Company of record at the Effective Time the Election Form, as required under Section 2.4, and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of Company Shares issued and outstanding at the Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to Section 2.2(c) or
(d)) shall surrender the certificate or certificates representing such shares to the Exchange Agent and upon surrender thereof and completion of all required allocation procedures contained in this ARTICLE II receive in exchange therefor the number of shares of the Buyer's Stock and the cash to which such holder is entitled hereunder. The Buyer, or the Exchange Agent, as applicable, shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

      (b) To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Total Stock Merger Consideration has been allocated pursuant to the provisions of this ARTICLE II at any meeting of the Buyer's shareholders the number of whole shares of the Buyer's Stock into which their respective Company Shares are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer's Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the Buyer's Stock issuable pursuant to this Agreement, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of the Buyer's Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.5. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Buyer's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

      2.6 AVERAGE CLOSING PRICE ADJUSTMENT. In the event that the Actual Average Closing Price is less than $15.00, the Buyer shall deliver written notice to the Company no later than the second (2nd) Business Day preceding the Closing Date pursuant to which the Buyer shall elect, in its sole discretion, to: (a) maintain the Average Closing Price at a price equal to the Actual Average Closing Price; (b) set the Average Closing Price at $15.00 and pay the holders of Company Shares receiving shares of Buyer's Stock as Merger Consideration (after giving effect to the allocation procedures set forth in Section 2.4) an amount in cash equal to $15.00 minus the Actual Average Closing Price per share of Buyer's Stock to be received by such holders of Company Shares; or (c) set the Average Closing Price at $15.00 and pay no additional consideration to the holders of Company Shares receiving shares of Buyer's Stock as Merger Consideration (after giving effect to the allocation procedures set forth in Section 2.4). In the event that the Buyer elects option
(c) described above, the Company may terminate this Agreement by providing the Buyer written notice of termination no later than one (1) Business Day prior to the Closing Date.

      2.7  COMPANY STOCK OPTIONS.

      (a) Each option or other right to purchase Company Shares (each, a "Company Option" and collectively, the "Company Options") granted by the Company under its Benefit Plans that are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive, and the Buyer shall pay, an amount equal to $37.15 minus the exercise price applicable to each such Company Option, in cash, per Company Share covered by each such Company Option.

      (b) Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except for the right to receive the cash consideration provided in Section 2.7(a) above.

      2.8 LIQUIDATION ACCOUNT. The liquidation account established by Company Bank pursuant to the plan of conversion adopted in connection with the Company Bank's conversion from mutual to stock form shall, to the extent required by Law, continue to be maintained by Buyer Bank after the Effective Time for the benefit of those persons and entities who were savings account holders of Company Bank on the eligibility record date and supplemental eligibility record date for such conversion and who continue from time to time to have rights therein.

                                   ARTICLE III

                                   THE CLOSING

      3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the "Closing Date"), provided, that the Closing shall not occur before January 1, 2006. At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

      3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

      (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.3; and
                          -----------
      (b) all other documents, certificates and instruments required hereunder to be delivered to the Buyer, or as may reasonably be requested by the Buyer at or prior to the Closing.

      3.3 DELIVERIES BY THE BUYER. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

      (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.2; and
                          ------------
      (b) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Company's Disclosure Schedule (the "Company's Disclosure Schedule"), the Company represents and warrants to the Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

      4.1  ORGANIZATION, STANDING AND POWER.

      (a) The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Company Bank is a bank under North Carolina Law. The Company Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC to the extent permitted by Law. Company Bank's Subsidiary, First Capital Services Company, LLC, is a North Carolina limited liability company (the "LLC").

      (b) The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia. The Company Bank is a bank, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. The LLC is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of the Company and its Subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Company and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

      (c) The minute books of the Company and its Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and board of directors (including the committees of such boards) since October 1, 2001, which records are complete and accurate in all material respects and have been made available to the Buyer.

      4.2  AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Company, there is no fact or condition relating to the Company that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

      (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's articles of incorporation, charter, bylaws or any other similar governing document, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its Subsidiaries under, any Contract or Permit of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1 of this Agreement, violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

      4.3  CAPITAL STOCK; SUBSIDIARIES.

      (a) The authorized capital stock of the Company consists of 7,000,000 shares of common stock, $0.01 par value per share, of which 2,898,637 shares are issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which there are no shares issued and outstanding as of the date of this Agreement. Except for the 2,898,637 shares of common stock referenced in the preceding sentence, there are no shares of capital stock or other equity securities of the Company outstanding. There are options to purchase 308,812 shares of common stock of the Company outstanding as of the date of this Agreement, and except for such options, there are no options, Rights or Contracts requiring the Company to issue additional shares of its capital stock. There are 308,812 shares of capital stock reserved with respect to such options. The authorized capital stock of the Company Bank consists of 10,000,000 shares of common stock, par value $10.00 per share, of which 600,000 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and except for such 600,000 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding. All outstanding interests in the LLC are owned and held by the Company Bank, and except for such interests, there are no other ownership interests or other securities of the LLC outstanding. The Company has no other direct or indirect Subsidiaries other than the Company Bank as of the date of this Agreement. The Company Bank has no other direct or indirect Subsidiaries other than the LLC as of the date of this Agreement.

      (b) All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth in Section 4.3(a) above, (i) no equity securities of any Subsidiaries of the Company are or may become required to be issued (other than to the Company or any of its Subsidiaries) by reason of any Rights, and (ii) there are no Contracts by which the Company or any Subsidiary of the Company is bound to issue (other than to the Company or any of its Subsidiaries) additional shares of its capital stock or Rights or by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company (other than to the Company or any of its Subsidiaries). There are no equity securities reserved for any of the foregoing purposes (except as set forth in Section 4.3(a) above), and there are no Contracts relating to the rights of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

      4.4  SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

      (a) The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1999. Except to the extent available in full without redaction on the SEC's website through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two (2) days prior to the date of this Agreement, the Company has delivered to Buyer copies in the form filed with the SEC of (i) the Company's Annual Reports on Form 10-K for each fiscal year of the Company beginning since September 30, 1999, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to meetings of the Company's shareholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. Section. 1350 (Section 906 of the Sarbanes-

Oxley Act of 2002, as amended ("Sarbanes-Oxley")) with respect to any report referred to in clause (i) or (iii) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Buyer pursuant to this Section 4.4) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii),
(iv) and (v) above are, collectively, the "Company SEC Reports"), and (vi) all comment letters received by the Company from the Staff of the SEC since September 30, 1999 and all responses to such comment letters by or on behalf of the Company. The Company SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been required to file any form, report, registration statement, or other document with the SEC. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has delivered to Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Knowledge of the Company, except as disclosed in the Company SEC Reports, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since September 30, 1999. As used in this Section 4.4, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

      (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      (c) The Company and its Subsidiaries maintain accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain asset accountability, (iii) access to the Company's assets is permitted only in accordance with management's general or specific authorization, and (iv) assets are reconciled at reasonable intervals and appropriate action is taken with respect to any Material differences.

      (d) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      (e) The Company has delivered to the Buyer complete and accurate copies of notices received from its independent auditor prior to the date hereof of any significant deficiencies or material weaknesses in the Company's internal control over financial reporting since October 1, 2003 and any other management letter or similar correspondence from any independent auditor of the Company or any of its Subsidiaries received since October 1, 2003 and prior to the date hereof. As of the date hereof, the Company is implementing such programs and is taking such steps as it believes are necessary to effect compliance (not later than the relevant statutory and regulatory deadline therefor) with all provisions of Section 404 of Sarbanes-Oxley that will become applicable to the Company and has not received, orally or in writing, any notification that its independent auditor (i) believes that the Company will not be able to complete its assessment before the reporting deadline, or, if completed, that it will not be completed in sufficient time for the independent auditor to complete its assessment or (ii) will not be able to issue unqualified attestation reports with respect thereto.

      4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of March 31, 2005, included in the Company Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 2005. Neither the Company nor any of its Subsidiaries has incurred or paid any Liability since March 31, 2005, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2005, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and (b) each of the Company and its Subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

      4.7  TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of any of Company and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 2004, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) None of the Company or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (c) Adequate provision for any Material Taxes due or to become due for the Company or any of its Subsidiaries for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

      (d) Each of the Company and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

      (e) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

      (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its Subsidiaries.

      (g) There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which any of the Company and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after September 30, 2004.

      (h) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Buyer.

      (i) Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      4.8 ASSETS. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its Assets, except for Liens to secure public deposits, accounts at the Federal Reserve Bank, or Federal Home Loan Bank of Atlanta advances, each in the ordinary course of business consistent with past practice. All tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. All Material Assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect. Each of the Company and its Subsidiaries currently maintain insurance in amounts, scope, and coverage necessary for its operations. None of the Company or its Subsidiaries has received notice from any insurance carrier that (a) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (b) premium costs with respect to such policies of insurance will be increased. The Assets of the Company and its Subsidiaries include all Assets required to operate their businesses taken as a whole as presently conducted.

      4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time except for securities pledged to secure public deposits, securities pledged to the Federal Reserve Bank, or securities pledged to secure Federal Home Loan Bank of Atlanta advances, each in the ordinary course of business consistent with past practices. There are no voting trusts or other agreements or undertakings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since September 30, 2004, there has been no significant deterioration or adverse change in the quality, or any decrease in the value, of the securities portfolio of the Company and its Subsidiaries, taken as a whole.

      4.10 ENVIRONMENTAL MATTERS.

      (a) Each of the Company and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws.

      (b) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company or its Subsidiaries or any of their respective facilities or properties has been or, with respect to threatened Litigation, may be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its Subsidiaries or any of their facilities or properties.

      (c) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral.

      (d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or
(c).

      (e)  To the Knowledge of the Company, during and prior to the period of
(i) any of the Company's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Company's or its Subsidiaries' participation in the management of any facility or property, or
(iii) any of the Company's or its Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties.

      (f) To the Knowledge of the Company, there is no asbestos or asbestos-containing material at its or its Subsidiaries' facilities or properties that is friable, capable of becoming airborne, or in any state or condition which would render the site or building in noncompliance with applicable Laws.

      (g) To the Knowledge of the Company, there are no above- or underground storage tanks or related equipment (including without limitation pipes and lines) at, on or under any of its or its Subsidiaries' facilities or properties, and that all such tanks and equipment, if any, previously located thereat, thereon or thereunder have been removed or closed in place in accordance with all applicable Laws, including without limitation the preparation and filing of any required closure certification with the North Carolina Department of Environment and Natural Resources.

      4.11 COMPLIANCE WITH LAWS.

      (a) Each of the Company and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries: (i) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company (provided that this clause (i) shall not apply to Environmental Laws, which are covered in Section 4.10 above); or (ii) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (A) asserting that any of the Company or its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse

Effect on the Company, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (C) requiring the Company or any of its Subsidiaries
(1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (b) There are no pending or, to the Knowledge of the Company, threatened actions against any director or officer of the Company pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. Sections. 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. Sections. 78u(d) or 78u-3. The Company has delivered to Buyer copies of all reports made by any attorney to the Company's chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 C.F.R. Part 205, and all responses thereto.

      (c) The Company is in compliance in all Material respects and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Nasdaq National Market System, and is in compliance in all Material respects, and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of Sarbanes-Oxley and the SEC.

      4.12 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there is not currently any activity involving any of the Company's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      4.13 EMPLOYEE BENEFIT PLANS.

      (a) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

      (b) Each Company ERISA Plan is in compliance with and has been administered in all respects consistent with, its terms, ERISA, the Code and other applicable Laws. To the Knowledge of the Company, no Company ERISA Plan has encountered any operational failure.

      (c) Neither the Company nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Company or its Subsidiaries that was intended to qualify under

Section 401(a) of the Code and with respect to which the Company or any of its Subsidiaries has any Liability, is disclosed as such in Section 4.13 of the Company's Disclosure Schedule.

      (d) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto; (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years; and (iv) the most recent summary plan descriptions and any modifications thereto.

      (e)  Each Company ERISA Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company, no event has occurred that will or could be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code. There is no Litigation pending or, to the Knowledge of the Company, threatened relating to any Company Benefit Plan.

      (f) Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Affiliates nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans.

      (g) Neither the Company nor any of its Affiliates maintains or has ever maintained or otherwise had any obligation to contribute to a Company Pension Plan or other plan subject to Title IV of ERISA, a "Multiemployer Plan" as defined in Section 3(37) of ERISA, or a multiple employer welfare arrangement
(MEWA) as defined in Section 3(40) of ERISA.

      (h) Neither the Company nor any of its Affiliates has any obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

      (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or its Affiliates from the Company or any of its Affiliates under any Company Benefit Plan or otherwise, (ii) increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any payment or vesting of any benefit.

      4.14 MATERIAL CONTRACTS. None of the Company or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting, or retirement Contract, (b) any Contract relating to the borrowing of money by the Company or its Subsidiaries or the guarantee by the Company or its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank of Atlanta advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any other Contract or amendment thereto that would be required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K filed for the fiscal year ended September 30, 2004, or in another document filed by the Company with the SEC and identified to the Buyer (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "Company Contracts"). With respect to each Company Contract: (i) the Contract is in full force and effect; (ii) none of the Company or its Subsidiaries is in Default thereunder; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. Except for Federal Reserve and Federal Home Loan Bank of Atlanta advances, all of the indebtedness of the Company and its Subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

      4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Company or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its Subsidiaries as a defendant or cross-defendant.

      4.16 REPORTS. Since October 1, 2001, each of the Company and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

      4.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 5.9, the information supplied by the Company or its Subsidiaries for inclusion in the registration statement (the "Registration Statement") covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of each of the Company and the Buyer to consider, at special meetings (each a "Shareholder Meeting" and collectively, the "Shareholder Meetings"), the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement") will not, on the date the Joint Proxy Statement is first mailed to shareholders, at the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Company or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Company or its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company will promptly inform the Buyer. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder applicable to the Company. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

      4.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(c) of this Agreement.

      4.19 STATE TAKEOVER LAWS. Each of the Company and its Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Virginia.

      4.20 CHARTER PROVISIONS.

      (a) Each of the Company and its Subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any

Person under the articles of incorporation, bylaws, or other governing instruments of any of them or restrict or impair the ability of the Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

      (b)  The transactions contemplated by this Agreement do not implicate
Article XIII, Approval of Certain Business Combinations, of the Company's articles of incorporation and the Company has taken all necessary action to exempt the transactions contemplated by this Agreement from such provision of the Company's articles of incorporation.

      4.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its Subsidiaries have been made available to the Buyer. The stock books of the Company and its Subsidiaries contain complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

      4.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or it Affiliates or their customers were entered into (a) in accordance with prudent business practices and all applicable Laws, and (b) with counterparties believed to be financially responsible.

      4.23 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

      4.24 LOANS; ALLOWANCE FOR LOAN LOSSES

      (a) All of the loans, leases, installment sales contracts and other credit transactions on the books of the Company Bank are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, leases, installment sales contracts and other credit transactions, nor any of the documentation evidencing such transactions, nor the manner in which such loans, leases, installment sales contracts and other credit transactions have been administered and serviced, nor the Company Bank's procedures and practices of approving or rejecting applications for such transactions, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

      (b) The allowances for losses respecting loans, leases, installment sales contracts and other credit transactions reflected on the consolidated balance sheets included in the Company Financial Statements are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

      4.25 REPURCHASE AGREEMENTS; DERIVATIVES

      (a) With respect to all agreements currently outstanding pursuant to which the Company or the Subsidiaries has purchased securities subject to an agreement to resell, the Company or the Subsidiaries have a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which the Company or the Subsidiaries have sold securities subject to an agreement to repurchase, neither the Company nor any of its Subsidiaries has pledged collateral having a value at the time of entering into such pledge that exceeds the amount of the debt secured thereby. Neither the Company nor any of its Subsidiaries has pledged collateral having a value at the time of entering into such pledge that exceeds the amount required under any interest rate swap or other similar agreement currently outstanding.


      (b) Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Company Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.


      4.26 DEPOSIT ACCOUNTS. The deposit accounts of the Company Bank are insured by the FDIC to the maximum extent permitted by federal law, and the Company Bank has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

      4.27 PERMISSIBLE ACTIVITIES. Each of the activities in which the LLC is engaged is permitted of a subsidiary of a national bank by applicable banking Laws, including, but not limited to, Section 24a of the National Bank Act.


      4.28 RELATED PARTY TRANSACTIONS. The Company has disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof other than deposits with Company Bank, to which the Company or any of its Subsidiaries is a party with any director, executive officer or five percent (5%) shareholder of the Company or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans were negotiated at arm's length and are on terms and conditions that are substantially the same as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of repayment or present other unfavorable features.

      4.29 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its Subsidiaries or any of the Company's shareholders.

      4.30 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, each significant Company shareholder listed on Schedule 4.29, Company officer and Company director has executed and delivered to the Buyer the form of Voting Agreement substantially in the form of EXHIBIT E.

      4.31 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Orr Group to the effect that the Merger Consideration to be received in the Merger by the holders of Company Shares is fair, from a financial point of view, to such holders. A true, correct and complete copy of the written opinion delivered by Orr Group, as well as a true and correct copy of the Company's engagement of Orr Group, have been delivered to the Buyer by the Company.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      Except as set forth on the Buyer's Disclosure Schedule (the "Buyer's Disclosure Schedule"), the Buyer represents and warrants to the Company that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

      5.1  ORGANIZATION, STANDING AND POWER.

      (a) The Buyer is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Buyer Bank is a bank under North Carolina Law. The Buyer Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC to the extent permitted by Law.

      (b) Each of the Buyer and its Subsidiaries is either a corporation or a bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdiction, in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Buyer.

      (c) The minute books of the Buyer and its Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and boards of directors (including the committees of such boards) since January 1, 2002, which records are complete and accurate in all material respects and have been made available to the Company.

      5.2  AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Buyer, there is no fact or condition relating to the Buyer that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

      (b) Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Buyer's articles of incorporation or bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer under, any Contract or Permit of the Buyer, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1 of this Agreement, violate any Law or Order applicable to the Buyer or any of its respective Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer of the Merger and the other transactions contemplated in this Agreement.

      5.3  BUYER'S STOCK.

      (a) The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, no par value per share, of which 6,625,870 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. There are options to purchase 647,383 shares of common stock of the Buyer outstanding as of the date of this Agreement. There are 833,360 shares of capital stock reserved with respect to such options. In addition, there are 200,000 shares of capital stock reserved under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors and 16,827 shares of capital stock reserved under the Capital Bank Corp. Deferred Compensation Plan for Advisory Board Members which shares can be used in lieu of cash to pay the deferred compensation benefits under those plans if the Buyer elects. Except for such options and the 216,827 shares reserved under the deferred compensation plans, there are no options, Rights or Contracts requiring the Buyer to issue additional shares of its capital stock.

The authorized capital stock of the Buyer Bank consists of 20,000,000 shares of common stock, par value $5.00 per share, of which 2,477,651 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Buyer, and except for such 2,477,651 shares of common stock, there are no shares of capital stock or other equity securities of the Buyer Bank outstanding.

      (b) All of the issued and outstanding shares of capital stock of the Buyer are duly and validly issued and outstanding and are fully paid and nonassessable, except to the extent otherwise required by the North Carolina General Statutes 53-42 or other applicable banking Law, and none are subject to preemptive rights. Shares of the Buyer's Stock to be issued in connection with the Merger have been duly authorized and, when so issued, will be fully paid and nonassessable, and will not be subject to preemptive rights.

      5.4  SEC FILINGS; BUYER FINANCIAL STATEMENTS.

      (a) The Buyer has on a timely basis filed all forms, reports, and documents required to be filed by the Buyer with the SEC since December 31, 1999 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer's Subsidiaries is required to file any forms, reports, or other documents with the SEC. The Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Buyer and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Buyer's filings with the SEC and other public disclosure documents.

      (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      (c) The Buyer and its Subsidiaries maintain accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Buyer in accordance with GAAP and to maintain asset accountability, (iii) access to the Buyer's assets is permitted only in accordance with management's general or specific authorization, and (iv) assets are reconciled at reasonable intervals and appropriate action is taken with respect to any Material differences.

      (d) The Chief Executive Officer and the Chief Financial Officer of the Buyer have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Buyer nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      (e) The Buyer has delivered to the Company complete and accurate copies of notices received from its independent auditor prior to the date hereof of any significant deficiencies or material weaknesses in the Buyer's internal control over financial reporting since January 1, 2004 and any other management letter or similar correspondence from any independent auditor of the Company or any of its Subsidiaries received since January 1, 2004 and prior to the date hereof.

      5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of March 31, 2005, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 2005. Neither the Buyer nor any of its Subsidiaries has incurred or paid any Liability since March 31, 2005, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer. To the Knowledge of the Buyer, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

      5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2005, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (b) each of the Buyer and its Subsidiaries has conducted, in all Material respects, its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

      5.7  COMPLIANCE WITH LAWS.

      (a) Each of the Buyer and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material

Adverse Effect on the Buyer. None of the Buyer or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer; or (b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Buyer and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Buyer, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, or
(iii) requiring the Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (b) There are no pending or, to the Knowledge of the Buyer, threatened actions against any director or officer of the Buyer pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. Sections. 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. Sections. 78u(d) or 78u-3.

      (c) The Buyer is in compliance in all Material respects and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Nasdaq National Market System, and is in compliance in all Material respects, and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of Sarbanes-Oxley and the SEC.

      5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Buyer or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation as of the date of this Agreement to which the Buyer or any of its Subsidiaries is a party and that names the Buyer or any of its Subsidiaries as a defendant or cross-defendant.

      5.9 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 4.17, the information supplied by the Buyer and its Subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer and its Subsidiaries for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Buyer or any of its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Buyer or the Buyer Bank will promptly inform the Company. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder applicable to the Buyer. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Company and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

      5.10 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Buyer, none of the Buyer or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section
8.1 of this Agreement.

      5.11 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its Subsidiaries or any of the Buyer's shareholders.

      5.12 TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of any of Buyer and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2004, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) None of the Buyer or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (c) Adequate provision for any Material Taxes due or to become due for the Buyer or any of its Subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

      (d) Each of the Buyer and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

      (e) None of the Buyer and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

      (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Buyer and its Subsidiaries.

      (g) There has not been an ownership change, as defined in Code Section 382(g), of the Buyer and its Subsidiaries that occurred during any Taxable Period in which any of the Buyer and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2004.

      (h) Neither the Buyer nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      5.13 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Buyer and its Subsidiaries have been made available to the Buyer.

      5.14 OPINION OF FINANCIAL ADVISOR. The Buyer has received the written opinion of FTN to the effect that the aggregate Merger Consideration to be paid in the Merger by the Buyer to the holders of Company Shares is fair, from a financial point of view, to the Buyer. A true, correct and complete copy of the written opinion delivered by FTN, as well as a true and correct copy of the Buyer's engagement of FTN, have been delivered to the Company by the Buyer.

                                   ARTICLE VI

                                    COVENANTS

      6.1  COVENANTS OF THE COMPANY.

      (a) Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its Subsidiaries (including the Company Bank) to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 6.1(a) of the Company's Disclosure Schedule, the Company will not, and it will not permit its Subsidiaries

(including the Company Bank) to, do any of the following without the prior written consent of the Buyer:

           (i)  amend its governing documents;

           (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of Company Options set forth in Section 4.3), or amend any of the terms of any securities outstanding as of the date hereof;

           (iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for regular quarterly cash dividends paid in accordance with past practice at the rate of $0.10 per share per annum, including the payment of any quarterly portion thereof as is necessary to prevent the Company's shareholders from failing to receive a quarterly dividend from the Company during any particular calendar quarter), or (C) redeem or otherwise acquire any of its securities;

           (iv) (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an aggregate loan amount per Person of $2,500,000 in the case of loans to Persons who had a lending relationship with Company Bank as of March 31, 2005 or $1,000,000 in the case of loans to Persons who did not have a lending relationship with Company Bank as of March 31, 2005, (D) pledge or otherwise encumber shares of its capital stock, or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

           (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

           (vi) grant to any director, officer or employee (A) any options to purchase shares of capital stock of the Company or (B) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or, except as otherwise contemplated herein, pay or agree to pay to any such person other than in the ordinary course of business consistent with past practice any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or the Buyer after the Closing;

           (vii) except as otherwise contemplated herein, enter into or amend any employment Contract (including any termination agreement), except that any automatic renewals contained in currently existing contracts and agreements shall be allowed and compensation payable under employment Contracts may be increased in the ordinary course of business consistent with past practice;

           (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

           (ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any Regulatory Authority;

           (x) (A) except as otherwise contemplated herein, enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause (iv)(C) of this
      Section 6.1(a)) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $20,000; (B) authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $25,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

           (xi) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

           (xii) settle or compromise any pending or threatened suit, action or claim in excess of $25,000;

           (xiii) merge, combine or consolidate with another Person;

           (xiv) make any material change in its accounting or tax policies or procedures, except as required by applicable Law or to comply with GAAP;

           (xv) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

           (xvi) agree, whether in writing or otherwise, to do any of the foregoing.

      (b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

      (c)  No Solicitation.
           -----------------

           (i) The Company shall not, and shall not permit any of its, or its Subsidiaries', respective officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to, directly or indirectly, (A) take any action to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, the Company or any of its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement (each such offer or proposal, an "Acquisition Proposal"), or (B) participate in any discussions or negotiations with or encourage any effort or attempt by any Person (other than the Buyer and its representatives) or take any other action to facilitate an Acquisition Proposal, or (C) enter into any Contract or understanding with respect to any Acquisition Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby by the shareholders of the Company; provided, however, that prior to receipt of the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, the Company may, to the extent required by the fiduciary obligations of the Company's board of directors, as determined in good faith by it based on the advice of outside counsel, in response to any such Acquisition Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 6.1(c), and subject to compliance with
      Section 6.1(c)(iii), (x) furnish information with respect to the Company to the Person making such proposal pursuant to a confidentiality agreement not less restrictive of the other party than the confidentiality agreement between the Buyer and the Company dated April 8, 2005 and (y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its Subsidiaries or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.2(c) by the Company.

           (ii) Neither the Company's board of directors nor any committee thereof shall (A) withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by the Company's board of directors or any such committee of this Agreement or the Merger, (B) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (C) approve or recommend any Acquisition Proposal; provided, however, that the Company's board of directors may take any action specified in (A), (B) or (C) in the event that prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of the

      Company, (x) the Company's board of directors determines in good faith, after it has received a Superior Proposal and after it has received advice from outside counsel that the failure to do so would result in a reasonable possibility that the Company's board of directors would breach its fiduciary duty under applicable law, (y) the Company has notified the Buyer in writing of the determination set forth in clause (x) above, and
      (z) at least two (2) Business Days following receipt by Buyer of any notice referred to in clause (y) such Superior Proposal remains a Superior Proposal and the Company's board of directors has again made the determination in clause (x) above; and further provided that neither the Company, its board of directors, nor any committee thereof shall take any action specified in clause (A), (B) or (C) of this Section 6.1(c)(ii) without first terminating this Agreement pursuant to Section 9.1(g).

           (iii) The Company agrees that, as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Person (other than Buyer and its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees to advise Buyer promptly orally and in writing of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a Person (other than Buyer and its representatives) with respect to an Acquisition Proposal or that reasonably could be expected to lead to any Acquisition Proposal, and the identity of the Person making such Acquisition Proposal or inquiry. The Company shall keep Buyer reasonably informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

           (iv) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

       (d) Shareholder Approval. Subject to Section 6.1(c), the Company shall, at the earliest practicable date following the effective date of the Registration Statement covering the Buyer's Stock to be issued in the Merger,
(i) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) subject to receipt by the Company from Orr Group of an opinion dated within five (5) days prior to mailing of the Joint Proxy Statement that the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares, recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, to its shareholders and (iii) take all reasonable action to solicit and obtain such approval.

      (e)  Benefit Plans.
           --------------

           (i) At or prior to the Effective Time, the Company and/or Company Bank shall take all necessary actions to terminate the 1st State Bancorp, Inc. Employee Stock Ownership Plan ("ESOP"). If requested by the Buyer, the Company and/or Company Bank shall clarify or amend the provisions in Section 17.3 of the ESOP describing the allocation of funds realized by the ESOP from a merger or sale of the Company prior to terminating the ESOP in order to conform such provisions to changes in Law and applicable IRS guidance; provided, however, that no such clarification or amendment shall have an adverse financial effect on any ESOP participants. Subject to the terms of the ESOP and applicable Law, (A) the Merger Consideration received by the ESOP Trustee(s) in connection with the Merger with respect to the unallocated Company Shares shall first be applied to the full repayment of the ESOP loan; (B) the balance of the unallocated Company Shares shall be allocated as earnings to the accounts of all active participants in the ESOP, in accordance with the ESOP's terms and conditions in effect as of the termination date, to the maximum extent permitted under the Code and applicable law; (C) the accounts of all participants and beneficiaries in the ESOP immediately prior to the Effective Time shall become fully vested as of the ESOP termination date; (D) as soon as practicable after the date hereof, the Company shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the ESOP; and (E) as soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the ESOP shall be: (1) distributed to participants and beneficiaries; or (2) transferred to an eligible individual retirement account. Prior to the Effective Time, the Company and, following the Effective Time, the Buyer shall use their respective reasonable best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations described herein as may be requested by the IRS as a condition to its issuance of a favorable determination letter). The Buyer will adopt such additional amendments to the ESOP as may be reasonably required by the IRS subsequent to the Effective Time as a condition to granting such favorable determination and termination letters provided that such amendments do not substantially change the terms outlined herein or would result in an additional material liability to the Buyer. Neither Company nor the Buyer shall make any distributions from the ESOP except as may be required by applicable Law until receipt of such favorable determination letter. Prior to the Effective Time, no prepayments shall be made on the ESOP loan; provided, however, that regular contributions to the ESOP and payments on the ESOP loan may be made consistent with past practices on the regularly scheduled payment dates.

           (ii) Prior to December 31, 2005 but following the Company's meeting of shareholders at which such shareholders vote to approve this Agreement and the transactions contemplated hereby, including the Merger, the Company shall terminate the 1st State Savings Bank Deferred Compensation Plan ("DCP") and the 1st State Bancorp, Inc. Management Recognition Plan ("MRP") in accordance with Section 409A of the Code and provide a lump sum payment in the form of Company Shares in an amount equal to each participant's DCP and MRP account balances as of the termination date of such plans. The Company shall also terminate all existing split-dollar life insurance arrangements with its executive officers prior to the Effective Time. If requested by the Buyer, Company Bank shall terminate the 1st State Bank, Inc. Employees' Savings and Profit Sharing Plan (the "401(k) Plan") and the retiree and part time benefits described in Schedule 4.13(h) hereto (the "Retiree Benefits") prior to the Effective Time.

      (f) Loan Loss Reserve. In connection with the preparation of the Company's consolidated audited statements of income and stockholder's equity and cash flows for the year ended September 30, 2005, the Company shall consult with the Buyer with respect to setting its loan loss reserve amount, and shall use reasonable efforts to set its loan loss reserve amount in a manner satisfactory to the Buyer; provided, however, that such action is consistent with GAAP consistently applied (as determined by the Company acting in good faith) and any applicable Law and further provided that such action by the Company shall not be deemed a default by the Company of any provisions of this Agreement or be deemed to cause a Material Adverse Effect on the Company, Company Bank or any other Subsidiary of the Company.

      (g) Expenses Prior to Effective Time. The Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company and the Company Bank prior to the Effective Time of the Merger.

      (h) Affiliates. Prior to the mailing date of the Joint Proxy Statement, the Company shall cause to be prepared and delivered to the Buyer a list (reasonably satisfactory to counsel for Buyer) identifying each Person who, at the time of the Company Shareholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use reasonable efforts to cause each Person who is identified as a Company Rule 145 Affiliate in such list to deliver to Buyer as soon as possible, and not later than the mailing date for the Joint Proxy Statement, a written agreement, substantially in the form of EXHIBIT F hereto.

      (i) Company Bank President. Effective as of the Effective Time, James C. McGill shall resign all positions with the Company and Company Bank and the Company shall cause Company Bank to elect B. Grant Yarber President of Company Bank.

      (j) Federal Reserve Bank. Prior to the Effective Time, the Company shall file all forms and take all actions as may be required by the Federal Reserve Bank with respect to the ESOP's and the DCP's ownership of greater than ten percent (10%) of the outstanding Company Shares.

      6.2  COVENANTS OF THE BUYER.

      (a) Reservation of Shares of the Buyer's Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer's Stock to cover the issuances of such stock required hereby and shall file such forms as may be required to notify Nasdaq of Buyer's intent to list on the Nasdaq National Market System the additional shares of Buyer stock to be issued as part of the Merger Consideration.

      (b)  Directors.
           ----------

           (i) As soon as reasonably practicable after the Effective Time, the Buyer shall cause four (4) current members of the Company's board of directors to be elected or appointed to the board of directors of the Buyer, conditional upon obtaining any necessary regulatory approvals. Such current members of the Company's board of directors shall be mutually agreed to by the Company and the Buyer and shall be appointed, at the sole discretion of the Buyer, as either Class I, Class II or Class III members of the Buyer's board of directors in a manner that ensures that each of such classes has an approximately equal number of directors. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on the Buyer's board of directors. The Buyer shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this
      Section 6.2(b)(i) prior to the Closing Date.

           (ii) As soon as reasonably practicable after the Effective Time, Buyer Bank shall cause four (4) current members of the Company's board of directors to be elected or appointed to the board of directors of Buyer Bank, conditional upon obtaining any necessary regulatory approvals. Such current members of the Company's board of directors shall be mutually agreed to by the Company and Buyer Bank. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on Buyer Bank's board of directors. The Buyer shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(ii) prior to the Closing Date.

           (iii) As soon as reasonably practicable after the Effective Time, Company Bank shall set the number of directors constituting its board of directors at the number of directors constituting Buyer Bank's board of directors and Buyer shall elect or appoint to Company Bank's board of directors the directors serving on Buyer Bank's board of directors, conditional upon obtaining any necessary regulatory approvals. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on Company Bank's board of directors. The Buyer shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(iii) prior to the Closing Date. Prior to the Closing Date, the Company shall use its reasonable best efforts to assist the Buyer accomplish the covenants contained in this Section 6.2(b)(iii).

           (iv) The Buyer shall offer to each member of the Company's board of directors that is not elected or appointed to the Buyer's board of directors, Buyer Bank's board of directors or Company Bank's board of directors after the Effective Time pursuant to Sections 6.2(b)(i)-(iii) above membership on the Buyer's advisory board for the Alamance County, North Carolina market.

      (c)  Employees.
           ----------

           (i) Except as covered by the Baker Employment Agreement and the Reynolds Employment Agreement, any and all of the Company's employees will be employed on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person to obligate the Buyer or any Affiliate thereof to employ any such person for any specific period of time or in any specific position, or to restrict the Buyer's or any of its Affiliates' right to terminate the employment of any such person at any time and for any reason satisfactory to it.

           (ii) Any Company employees who continue employment with the Buyer or any of its Affiliates will be eligible for benefits consistent with those of similarly situated existing employees of the Buyer or such Affiliate, with credit for past service with the Company or the Company Bank for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or one of its Affiliates or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's or any of its Subsidiaries' medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer's or any of its Affiliates' medical plans. There shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

           (iii) The Buyer or one of its Affiliates shall honor up to twenty
      (20) days of vacation accrued by the employees of the Company and the Company Bank and twenty (20) days of sick leave, and any such employee who is not retained for employment by the Buyer shall be paid for all accrued but unused vacation as of the date of termination of employment.

           (iv) If any employee of the Company at the Effective Time who becomes an employee of the Buyer (A) is terminated by the Buyer within twelve (12) months after the Effective Time, for any reason other than Cause, death or disability, or (B) shall terminate his or her employment within twelve
      (12) months after the Effective Time, (1) after being required to relocate his or her principal work location outside of Alamance County, North Carolina or (2) after having his or her base compensation (excluding benefits) Materially reduced within twelve (12) months after the Effective Time, then, such employee shall receive severance pay equal to two week's pay at his or her current salary for each year of consecutive service to the Company and/or the Buyer, provided, however that the aggregate of such severance pay for such affected employee shall not be less than four (4) weeks pay and shall not be more than twenty-six (26) weeks pay.

      (d) Directors' and Officers' Insurance and Indemnification. The Buyer shall obtain and maintain, or cause the Buyer Bank to obtain and maintain, in effect for six (6) years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute policies with coverage containing terms and conditions that are not, taken as a whole, Materially less favorable to the insured with respect to matters occurring prior to the Effective Time. Such insurance shall cover all persons and entities who are covered by the director's and officers' liability policy maintained by the Company and in existence on the date hereof (including all existing directors and officers of the Company and its Subsidiaries). For a period of five (5) years following the Effective Time, the Buyer and Buyer Bank shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of the Company or Company Bank or any of their respective Subsidiaries on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the articles of incorporation and bylaws of Buyer and Buyer Bank, respectively, in effect on the date of this Agreement and applicable provisions of law to the same extent as Buyer and Buyer

Bank, respectively, are obligated thereunder to indemnify and advance expenses to their own respective directors and officers with respect to liabilities and claims made against them resulting from their service for Buyer and Buyer Bank, respectively. This Section 6.2(d) shall be construed as an agreement as to which the directors and officers of the Company and Company Bank and their Subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

      (e) The Foundation. As soon as practicable following the Effective Time, the Foundation shall change its name to a name selected by the Buyer. Beginning at the Effective Time and for a period of three (3) years thereafter, the board of directors of the Foundation shall consist of James C. McGill, A. Christine Baker, and Fairfax C. Reynolds, with James C. McGill serving as Chairman of the Board. During such three (3) year period, fifty percent (50%) of the proceeds disbursed by the Foundation shall be disbursed within the sole discretion of the Foundation's board of directors and the remaining fifty percent (50%) of the proceeds disbursed shall be disbursed in specific accordance with the instructions of the Buyer's board of directors, provided that during such three
(3) year period (i) proceeds disbursed in any one (1) year shall not exceed more than five percent (5%) in the aggregate of the Foundation's total assets and
(ii) all proceeds disbursed by the Foundation shall be disbursed for the benefit of Alamance County, North Carolina. Following the expiration of such three (3) year period, James C. McGill, A. Christine Baker and Fairfax C. Reynolds shall resign from the Foundation's board of directors and three (3) replacement directors shall be selected by Buyer's board of directors. At the Effective Time, the Buyer and the Foundation shall enter into an agreement (the "Foundation Agreement") in form and substance satisfactory to the Company and the Buyer consistent with the provisions of this Section 6.2(e).

      (f) Shareholder Approval. The Buyer shall, at the earliest practicable date following the effective date of the Registration Statement covering the Buyer's Stock to be issued in the Merger, (i) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) subject to receipt by the Buyer from FTN of an opinion dated five (5) days prior to mailing of the Joint Proxy Statement that the Merger Consideration paid by the Buyer is fair, from a financial point of view, to Buyer, recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, to its shareholders and
(iii) take all reasonable action to solicit and obtain such approval.

      (g) Company Bank Operations Center. The Buyer agrees to use its reasonable efforts to retain Company Bank's operations center in Burlington, North Carolina as (i) the operations center for Company Bank following the Effective Time and (ii) the operations center of Buyer Bank following consummation of the merger of Company Bank with and into Buyer Bank and after a reasonable period of time necessary to complete integration of operations.

      6.3  COVENANTS OF BOTH PARTIES TO THE AGREEMENT.

      (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

      (b) Notification. Each of the parties hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

      (c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1 from the Regulatory Authorities, or
(ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

      (d) Corporate Action. Subject to the terms and conditions hereof (including Section 6.1(c)), each of the parties hereto shall, and each of them shall cause their Subsidiaries to, take all corporate action, including the recommendation of the Merger by their respective boards of directors to their respective shareholders, and use each of their best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the Merger.

      (e) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Subsidiaries to, maintain in full force and effect their respective corporate or legal existences.

      (f) Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

      (g) Registration Statement and Joint Proxy Statement. As promptly as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the

Company Bank of all information relating to them required to be contained therein, the Buyer shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Joint Proxy Statement. The Buyer and the Company shall each use their reasonable best efforts to cause the Joint Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to Section 6.1(c), the Joint Proxy Statement shall include the recommendation of the boards of directors of the Company and the Buyer in favor of the Merger. Each of the Company and the Buyer shall cause the definitive Joint Proxy Statement to be mailed to its respective shareholders as soon as practicable following the date on which the Joint Proxy Statement is cleared by the SEC and the Registration Statement is declared effective; provided, however, that all mailings to either party's shareholders in connection with the Merger, including without limitation the Joint Proxy Statement, shall be subject to the prior review, comment and written approval of the other party, which such other party shall not withhold or delay unreasonably.

      (h) Affiliates: Restrictive Legend. The Buyer will give stop transfer instructions to its transfer agent with respect to any Buyer Stock issued to "affiliates", as such term is used in Rule 145 under the Securities Act, of the Company or Company Bank in connection with the Merger and there will be placed on the certificates representing such Buyer Stock, or any substitution therefore, a legend stating in substance:

           "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition."

      (i) Company Officers. At the Effective Time: (i) A. Christine Baker, Fairfax C. Reynolds and James C. McGill shall terminate their existing employment agreements with Company Bank (and related guaranty agreements with the Company pursuant to which the Company guarantees Company Bank's obligations under such employment agreements) and Buyer Bank shall afford A. Christine Baker, Fairfax C. Reynolds and James C. McGill the opportunity to enter into the Baker Employment Agreement, Reynolds Employment Agreement and McGill Consulting Agreement, respectively; (ii) James C. McGill shall resign all positions with Company and Company Bank and B. Grant Yarber shall serve as Company Bank's President, and A. Christine Baker and Fairfax C. Reynolds shall be afforded the opportunity to retain their respective positions with Company Bank; and (iii) the Buyer shall make a lump sum payment to A. Christine Baker, Fairfax C. Reynolds and James C. McGill in the amounts set forth on Schedule 6.3(i) in full satisfaction and consideration of the change in control severance payments due such individuals in their respective employment agreements with Company Bank.

      (j)  Closing. Subject to the terms and conditions hereof (including
Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within thirty (30) days after all conditions to the Closing have been satisfied.

                                   ARTICLE VII

                      DISCLOSURE OF ADDITIONAL INFORMATION

      7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their Affiliates to:

      (a) give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

      (b) furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

      7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its Subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company's and its Subsidiaries' Real Property for the purpose of inspecting such property.

      7.3 ENVIRONMENTAL SURVEY. At its option, the Buyer may cause to be conducted Phase I environmental assessments of the Real Property of the Company and its Affiliates, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Buyer shall deem necessary or desirable (collectively, the "Environmental Survey"). The Buyer shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. The costs of the Environmental Survey shall be paid by the Buyer.

      7.4  CONFIDENTIALITY. Prior to Closing, except as otherwise provided in
Section 7.5, each of parties hereto shall not, and shall not permit its Affiliates to, and each shall use its best efforts to cause its and its Affiliates' respective employees, lenders, accountants, representatives, agents, consultants and advisors not to, discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to the other party or any of its Affiliates, with any other Person without the prior consent of the other party hereto, unless (a) such information is public other than as a result of a violation of this Agreement, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent necessary or desirable for the consummation of the transactions contemplated hereby, or (c) disclosure is required by Law.

      7.5 PUBLICITY. Without the prior consent of the other party, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

      8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section 10.4 of this Agreement:
                                                ------------
      (a) Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

      (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the board of directors of the Buyer or the Company hereto would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

      (d) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate result in a Material Adverse Effect on such Person.

      (e) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer, threatened by the SEC.

      (f) Approval. The Company's and the Buyer's shareholders shall have approved this Agreement and the transactions contemplated hereby (including without limitation, the Merger) in accordance with applicable Law.

      (g) Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer's Stock to be issued to shareholders of the Company in connection with the Merger to be listed on the Nasdaq National Market System as of the Effective Time.

      8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to Section 10.4 of this Agreement:

      (a) All representations and warranties of the Buyer contained in this Agreement and the Buyer's Disclosure Schedule shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) All documents required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (c) The Company shall have received from Orr Group, a bringdown of the opinion of Orr Group dated June 29, 2005, to the effect that as of a date within five (5) business days prior to the mailing of the Joint Proxy Statement to the Company's shareholders in connection with the Merger, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares.

      (d) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, reasonably satisfactory to the Company in form and substance, concerning matters relating to the Buyer.

      (e) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion shall be conditioned on the receipt by such counsel of representation letters from the Company and the Buyer, in each case, in form and substance reasonably satisfactory to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (f) As of the Closing Date, the Company shall have received the following documents with respect to the Buyer and Buyer Bank:

          (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

          (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

          (iii) a certificate from its Secretary or an Assistant Secretary certifying that (A) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (B) the Buyer has complied with the conditions set forth in this Section 8.2 as may be reasonably required by the Company, including without limitation a Certificate as to the matters set forth in Section 8.2(a);
                   --------------
          (iv) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

          (v) a true and complete copy of the resolutions of the Buyer's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

          (vi) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement;

          (vii) a certificate of The Federal Reserve Bank with respect to the Buyer; and

          (viii) such other certificates and documents of officers of the Buyer, Buyer Bank and public officials as shall be reasonably requested by the Company to establish the existence of the Buyer, Buyer Bank and their Subsidiaries, the insurance of Buyer Bank's accounts by the FDIC and the due authorization of this Agreement and the transactions contemplated by this Agreement by the Buyer.

      (g) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of the Buyer Stock in exchange for all of the Company Shares and to the effect that the Exchange Agent has received the Total Cash Merger Consideration from the Buyer and appropriate instructions and authorization to deliver the Total Cash Merger Consideration as required by this Agreement.

      (h) Buyer Bank shall have afforded A. Christine Baker the opportunity to enter into the Baker Employment Agreement; Buyer Bank shall have afforded Fairfax C. Reynolds the opportunity to enter into the Reynolds Employment Agreement; and Buyer Bank shall have afforded James C. McGill the opportunity to enter into the McGill Consulting Agreement.

      (i) The Buyer shall have executed and delivered to the Foundation the Foundation Agreement.

      (j) There shall have been no Material Adverse Effect with respect to the Buyer, the Buyer Bank or any other Subsidiary of the Buyer.

      8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 10.4 of this Agreement:

      (a) All representations and warranties of the Company contained in this Agreement and the Company's Disclosure Schedule shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

      (b) All documents required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (c) The Buyer shall have received an opinion of Muldoon Murphy & Aguggia LLP, counsel to the Company, dated as of the Closing Date, reasonably satisfactory to the Buyer in form and substance, concerning matters relating to the Company.

      (d) The Buyer shall have received a legal opinion from Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion shall be conditioned on the receipt by such counsel of representation letters from the Company and the Buyer, in each case, in form and substance reasonably satisfactory to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (e) The Buyer shall have received from FTN a bringdown of the opinion of FTN dated June 28, 2005, to the effect that as of a date within five (5) business days prior to the mailing of the Joint Proxy Statement to the Buyer's shareholders in connection with the Merger, the aggregate Merger Consideration to be paid by the Buyer to this Agreement is fair, from a financial point of view, to the Buyer.

      (h) As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its Subsidiaries (including the Company Bank):

          (i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

          (ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date.

          (iii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

          (iv) a certificate from its Secretary or an Assistant Secretary certifying that (A) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (B) the Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Buyer, including without limitation a Certificate as to the matters set forth in Section 8.3(a);
                   --------------
          (v) with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

          (vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement;

          (vii) with respect to the Company only, a certificate of The Federal Reserve Bank; and

          (viii) such other certificates and documents of officers of the Company, Company Bank and public officials as shall be reasonably requested by the Buyer to establish the existence of the Company, Company Bank and their Subsidiaries, the insurance of Company's Bank's accounts by the FDIC and the due authorization of this Agreement and the transactions contemplated by this Agreement by the Company.

      (i) The Buyer shall have received the written agreements, substantially in the form of EXHIBIT F hereto, from the Company Rule 145 Affiliates described in
Section 6.1(h) above.

      (j) A. Christine Baker, Fairfax C. Reynolds and James C. McGill shall have terminated their existing employment agreements with Company Bank (and related guaranty agreements with the Company pursuant to which the Company guarantees Company Bank's obligations under such employment agreements), Fairfax C. Reynolds shall have executed and delivered to the Buyer the Reynolds Employment Agreement and James C. McGill shall have executed and delivered to the Buyer the McGill Consulting Agreement.

      (k) James C. McGill shall have resigned from all positions held with the Company and Company Bank.

      (l) Company Bank shall have elected B. Grant Yarber President of Company Bank effective as of the Effective Time.

      (m) The Foundation shall have executed and delivered to the Buyer the Foundation Agreement.

      (n) Prior to the December 31, 2005 but following the Company's meeting of shareholders at which such shareholders vote to approve this Agreement and the transactions contemplated hereby, including the Merger, the Company shall have terminated each of the DCP and the MRP in accordance with Section 409A of the Code; the Company shall have terminated all existing split-dollar life insurance arrangements with its executive officers; if so requested by the Buyer, Company Bank shall have terminated the 401(k) Plan and/or Retiree Benefits.

      (o) Prior to the Effective Time of the Merger, the Company shall have increased its loan loss reserve to an amount requested by the Buyer in its reasonable discretion, provided, however, that such action is consistent with GAAP consistently applied and any applicable Law and provided further that such action by the Company shall not be deemed a default by the Company of any provision of this Agreement or be deemed to cause a Material Adverse Effect on Company Bank, or any other subsidiary of the Company.

      (p) There shall have been no Material Adverse Effect with respect to the Company, Company Bank, any other subsidiary of the Company.

                                   ARTICLE IX

                                   TERMINATION

      9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

      (a) By mutual written consent of the Company and the Buyer;

      (b) By either the Buyer or the Company, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders or the Buyer or its shareholders from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

      (c) By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by March 31, 2006, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

      (d) By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

      (e) At any time on or prior to the Closing Date, by the Buyer in writing, if the Company has, or by the Company, if the Buyer has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;

      (f) By the Company, pursuant to Section 2.6 hereof;
                                                  -------
      (g) By the Company, if (i) the board of directors of the Company shall, after compliance with the provisions of Section 6.1(c), take one of the actions specified in Section 6.1(c)(ii)(A), Section 6.1(c)(ii)(B) or Section 6.1(c)(ii)(C) and (ii) the Company pays the fee due under Section 9.3 as a condition precedent to such termination.

      9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

      (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section
7.5 relating to publicity and (iii) the provisions set forth in Section 10.1
relating to expenses.                                           ------------

      (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

      (c) In addition to any remedies provided in this Agreement, the terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

      9.3 TERMINATION EXPENSES AND FEES. In the event the Company terminates this Agreement pursuant to Section 9.1(g), the Company shall pay within three
(3)                        --------------

Business Days following such termination, a termination fee of $2,000,000, payable by wire transfer of immediately available funds to an account designated by the Buyer.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) the Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and (b) the Company shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

      10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

      10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.
                                ------------
      10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

      (a) Any notice to any of the Company shall be delivered to the following addresses:

                  1st State Bancorp, Inc.
                  445 South Main Street
                  P.O. Box 1797
                  Burlington, North Carolina 27216-1797
                  Attention: James C. McGill

                  Telephone: (336) 227-8861
                  Facsimile: (336) 570-3236

                           with a copy to:

                  Muldoon Murphy & Aguggia LLP
                  5101 Wisconsin Avenue, N.W.
                  Washington, D.C. 20016
                  Attention: Gary R. Bronstein
                  Telephone: (202) 362-0840
                  Facsimile: (202) 966-9409

      (b) Any notice to the Buyer shall be delivered to the following addresses:

                   Capital Bank Corporation
                   4901 Glenwood Avenue
                   Raleigh, North Carolina  27612
                   Attention:  B. Grant Yarber
                   Telephone: (919) 645-6449
                   Facsimile: (919) 645-6499

                            with a copy to:

                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center
                  Raleigh, North Carolina 27602
                  Attention: Geoffrey W. Adams
                  Telephone: (919) 821-1220
                  Facsimile: (919) 821-6800

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

      10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

      10.7 SEPARABLE PROVISIONS. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

      10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

                      [Signature Page to Merger Agreement]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMPANY:

                                       1ST STATE BANCORP, INC.


                                       By: /s/ James C. McGill
                                          -------------------------------------
                                          James C. McGill
                                          President and Chief Executive Officer


                                       BUYER:

                                       CAPITAL BANK CORPORATION


                                       By: /s/ B. Grant Yarber
                                          -------------------------------------
                                          B. Grant Yarber
                                          President and Chief Executive Officer

                                    EXHIBIT A

                             FORM OF PLAN OF MERGER

A.    Corporations Participating in Merger.
      -------------------------------------

      1st State Bancorp, Inc., a Virginia corporation (the "1st State Bancorp"), will merge (the "Merger") with and into Capital Bank Corporation, a North Carolina corporation ("CBC"), pursuant to the terms of the Merger Agreement, dated as of __________ __, 2005 between 1st State Bancorp and CBC (the "Agreement"). CBC will be the surviving corporation (the "Surviving Corporation") of the Merger.

B.    Name of Surviving Corporation.
      ------------------------------

      After the Merger, the Surviving Corporation shall have the name "Capital Bank Corporation."

C.    Merger.
      -------

      The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger (the "Plan"). Upon the Merger becoming effective, the corporate existence of 1st State Bancorp will cease, and the corporate existence of the CBC will continue. The Merger shall become effective on the date and at the time of filing of the Articles of Merger containing this Plan with the North Carolina Secretary of State and the Virginia State Corporation Commission or at such other time as may be specified in such Articles of Merger. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time." The Merger shall have the effects set forth in Section 55-11-06 of the North Carolina Business Corporation Act (the "NCBCA") and Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

D.    Articles of Incorporation and Bylaws.
      -------------------------------------

      The Articles of Incorporation of CBC in effect at the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law. The Bylaws of CBC in effect at such Effective Time shall be the Bylaws of the Surviving Corporation until further amended in accordance with applicable law.

E.    Conversion and Exchange of Shares.
      ----------------------------------

      At the Effective Time, the outstanding shares of the common stock of the corporations participating in the Merger will be converted and exchanged as follows:

      1.  1st State Bancorp
          -----------------

      (a) Each outstanding Company Share (as defined in the Agreement) shall at the Effective Time no longer be outstanding and shall be canceled and retired and shall cease to exist, and the holders of the certificates representing such shares shall thereafter cease to have any rights with respect to such shares except for the right to receive, in consideration for each such share and subject to certain election and allocation procedures, the issuance and delivery of:

(i) [_________] shares of the CBC's common stock, no par value, as traded on the Nasdaq National Market System ("Buyer's Stock") plus an amount equal to $11.4486 in cash, (ii) [_________] share of the Buyer's Stock, or (iii) an amount equal to $37.15 in cash.

      (b) Each Company Option (as defined in the Agreement) granted by 1st State Bancorp that is outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive, and the such holder thereof shall pay, an amount equal to $37.15 minus the exercise price applicable to each such Company Option, in cash, per Company Share covered by each such Company Option. Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except for the right to receive the cash consideration provided in this Section E(1).

      2.  Surviving Corporation.
          ----------------------

      (a) Each outstanding share of the Buyer's Stock shall remain outstanding after the Effective Time and shall not be affected by the Merger.

      (b) In the event CBC changes the number of shares of its common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar reorganization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the consideration to be exchanged for the Company Shares shall be equitably adjusted to reflect such change.

      3. Fractional Shares. No fractional shares of the Buyer's Stock shall be delivered as consideration for the Merger described herein. Instead, the number of shares of the Buyer's Stock to which a holder of the Company Shares is entitled to receive shall be rounded to the nearest whole share.

      4. Surrender of Share Certificates. Each holder of a certificate representing shares to be converted or exchanged in the Merger shall surrender such certificate for cancellation, and after the Effective Time and after such surrender, shall be entitled to receive in exchange therefor the consideration to which it is entitled under this Plan.

      5. No Further Transfers. From and after the Effective Time, there shall be no further transfers on the stock transfer books of the Merging Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If after such Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled, and exchanged and converted into the Merger consideration as provided for herein.

                                    EXHIBIT B

                       FORM OF BAKER EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement"), dated as of _____ ___, 200__, is made and entered into by CAPITAL BANK (hereinafter the "Bank"), and A. CHRISTINE BAKER (hereinafter the "Employee").

      Capital Bank Corporation, a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company ("CBC"), and 1st State Bancorp, Inc., a Virginia corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Company"), are parties to that certain Merger Agreement dated _________ __, 2005 pursuant to which the Company is being merged (the "Merger") with and into CBC effective as of the date of this Agreement (the "Effective Time"). Following the Merger, CBC may elect to merge (the "Bank Merger") 1st State Bank, a North Carolina bank and, as a result of the Merger, a wholly owned subsidiary of CBC (the "Company Bank"), and the Bank, a North Carolina bank and a wholly owned subsidiary of CBC.

      The Bank desires to employ Employee and Employee desires to accept such employment on the terms set forth below.

      In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Bank and Employee agree as follows:

      1. Employment. The Bank employs Employee and Employee accepts employment on the terms and conditions set forth in this Agreement.

      2. Nature Of Employment. Employee shall serve as Executive Vice President and shall have such responsibilities and authority consistent with such position as may be reasonably assigned to her by the Bank. Employee shall also serve as Executive Vice President of CBC. Employee shall devote her full time and attention and best efforts to perform successfully her duties and advance the Bank's interests. Employee shall abide by the Bank's policies, procedures, and practices as they may exist from time to time.

      During this employment, Employee shall have no other employment of any nature whatsoever without the prior consent of the Bank; provided, however, this Agreement shall not prohibit Employee from personally owning and dealing in stocks, bonds, securities, real estate, commodities or other investment properties for her own benefit or those of her immediate family. Notwithstanding the foregoing, Employee shall also continue to serve as Executive Vice President and Chief Financial Officer of the Company Bank, on an "at will" basis, pending completion of the Bank Merger.

      3.  Term.  Subject  to the  earlier  termination  provisions  set forth in
Section 5, the original term of this Agreement shall be one (1) year commencing at the Effective Time, and terminating on the first anniversary of the Effective Time, and, upon expiration of the original term or any renewal term, the term shall be automatically renewed for an additional one (1) year period unless, at least thirty (30) days prior to the renewal date, either party gives notice of its intent not to continue the relationship. During any renewal term, the terms, conditions and provisions set forth in this Agreement shall remain in effect unless modified in accordance with Section 11.

      4.  Compensation and Benefits.
          --------------------------

          (a) Base Salary. Employee's initial annual base salary for all services rendered shall be One Hundred Eight-Five Thousand and No/100 Dollars ($185,000) (less applicable withholdings), payable in accordance with the Bank's policies, procedures, and practices as they may exist from time to time. Employee's salary periodically may be reviewed and adjusted at the Bank's discretion in accordance with the Bank's policies, procedures and practices as they may exist from time to time.

          (b) Incentive Plan. Employee shall be eligible to participate in the Bank's Management Incentive Plan in accordance with the applicable terms, conditions, and eligibility requirements of that Plan, some of which are in the plan administrator's discretion, as they may exist from time to time.

          (c) Benefits. Employee may participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other Bank employees at Employee's level; provided, however, that Employee's participation in such benefit plans and programs is subject to the applicable terms, conditions, and eligibility requirements of those plans and programs, some of which are within the plan administrator's discretion, as they may exist from time to time.

          (d) Expenses. Employee shall be reimbursed by the Bank for any reasonable and necessary business expenses incurred by Employee on behalf of the Bank or in connection with Employee's performance of her duties hereunder. Such reimbursement shall be in accordance with the Bank's practices or policies as they may exist from time to time.

          (e) Vacation. Employee shall be entitled to four (4) weeks of vacation during calendar year 200__ and thereafter vacation entitlement shall be in accordance with the Bank's policies. Such vacation shall be taken in accordance with the Bank's policies and practices as they may exist from time to time.

      5.  Termination of Employment and Post-Termination Compensation.
          ------------------------------------------------------------

          (a) With Notice. Either the Bank or Employee may terminate the employment relationship at any time for any reason or no reason by giving thirty
(30) days' written notice to the other party.

          (b) Cause, Disability, or Death. The Bank may terminate Employee's employment immediately for "Disability," "Cause," or in the event of Employee's death. For purposes of this Agreement, Disability shall mean Employee's mental or physical inability to perform the essential functions of her duties satisfactorily for a period of one hundred eighty (180) consecutive days or one hundred eighty (180) days within a 365-day period as determined by the Bank in its reasonable discretion and in accordance with applicable law. For purposes of this Agreement, "Cause" shall mean: (i) any act of Employee involving dishonesty; (ii) any material violation by Employee of any Bank rule, regulation, or policy; (iii) gross negligence committed by Employee; (iv) material failure of Employee to perform her duties hereunder; or (v) Employee's breach of any of the express obligations of this Agreement.

          (c)  Post-Termination Compensation.
               ------------------------------

               (i) In the event of termination for Cause or termination upon the expiration of the original or any renewal term of this Agreement (non-renewal), the Bank's obligation to compensate Employee ceases on the date of termination except as to the amounts of salary due at that time.

               (ii)  In the event of a termination for death or Disability,  the
      Bank's obligation to compensate Employee ceases on the date of termination, except as to any salary and prorated bonuses to which she may be entitled as of the date of termination. The Bank shall pay any such amounts to Employee or Employee's estate.

               (iii) If, prior to expiration of the original or any renewal term of this Agreement, the Bank terminates Employee's employment without Cause or Employee terminates her employment for Good Reason (as defined below), then Employee upon her execution of an enforceable general release in a form prepared by the Bank shall be entitled to (A) receive a gross amount equal to her then current annual base salary plus the amount of bonus paid to Employee by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), if any, in the prior bonus year with the Bank, payable in substantially equal amounts over the twelve (12) month period following such termination; and (B) for the period of time Employee receives payments pursuant to Section 5(c)(iii)(A), participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participates immediately prior to the termination, provided that Employee's continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee's continued
      participation in such plans and programs shall be at no greater cost to Employee than the cost she bore for such participation immediately prior to termination. If Employee's participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost she bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which she is entitled to receive under any such plan or program.

      For purposes of this Section 5(c), Good Reason shall mean the occurrence of any of the following events or conditions without Employee's prior written consent:

               (A) a change in Employee's status, title, position, or responsibilities (including reporting responsibilities) which represents a material adverse change from her status, title, position, or responsibilities in effect immediately prior thereto; the assignment to Employee of any duties or responsibilities which are materially inconsistent with her status, title, position or responsibilities; or any removal of Employee from or failure to reappoint or re-elect her to any of such positions, status, or title (including positions, titles, and responsibilities with any affiliate), except in connection with the termination of her employment for Disability, Cause, or death, or by Employee other than for Good Reason;

               (B) the Bank's requiring Employee to be based at any place outside a thirty (30) mile radius from [_____________________________], except for reasonably required travel on the Bank's business;

               (C) any material breach by the Bank of any express provision of this Agreement.

      6. Non-Solicitation/Non-Compete. Employee acknowledges that by virtue of Employee's employment with the Bank, Employee shall have access to and control of confidential and proprietary information concerning the Bank's and/or its parents', subsidiaries' or affiliates' (collectively, the "Corporation") business and that the Corporation's business depends to a considerable extent on the individual skills, efforts, and leadership of Employee. Additionally, Employee acknowledges that the covenants contained in this Section 6: are reasonably necessary to protect the legitimate business interests of the Corporation; are described with sufficient accuracy and definiteness to enable her to understand the scope of the restrictions imposed on her; and were disclosed to her prior to the commencement of her employment, such employment being conditioned on her execution of an agreement containing such terms.
Accordingly and in consideration of the Corporation's commitments to Employee under this Agreement, Employee expressly covenants and agrees that Employee shall not, without the prior consent of the Bank, during her employment and, subject to Section 6(c) below, for one (1) year following the cessation of her employment regardless of the reason for the cessation,

          (a) on Employee's own or another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:

               (i) within any city, metropolitan area or county in which the Corporation does business or is located, engage in any business activity (or assist others to engage in any business activity) that directly competes with the Corporation;

               (ii) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Corporation from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Employee's employment with the Bank, or to whom the Corporation made proposals for business at any time during the last year of Employee's employment with the Bank; or

               (iii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Employee's employment with the Bank.

          (b) within any city, metropolitan area or county in which the Corporation does business or is located, be employed or otherwise engaged by any entity that engages in the same, similar or otherwise competitive business as the Corporation, to provide the same or similar services that Employee provided to the Corporation.

          (c) (i) If (A) the Bank terminates Employee's employment without Cause or Employee terminates her employment for Good Reason and (B) Employee waives in writing her right to receive payments pursuant to Section 5(c)(iii) hereof, the restrictions on Employee's ability to compete with the Bank contained in this
Section 6 shall terminate on the later of (A) the cessation of Employee's employment with the Bank or (B) the Bank's receipt of Employee's waiver described in this Section 6(c)(i). (ii) In the event that Employee's employment terminates under any of the circumstances described in Section 8(b), the restrictions on Employee's ability to compete with the Bank contained in this
Section 6 shall terminate six (6) months following cessation of Employee's employment with the Bank.

      7. Proprietary Information And Property. Employee shall not, at any time during or following employment with the Bank, disclose or use, except in the course of her employment with the Bank or as may be required by law, any confidential or proprietary information of the Corporation received by Employee, whether such information is in Employee's memory or embodied in writing or other physical form.

      Confidential or proprietary information is information which is not generally available to the general public, or Corporation's competitors, or ascertainable through common sense or general business knowledge; including, but not limited to data, compilations, methods, financial data, financial plans, business plans, product plans, lists of actual or potential customers, marketing information and information regarding executives and employees.

      All records, files or other objects maintained by or under the control, custody or possession of the Corporation or its agents in their capacity as agents shall be and remain the Corporation's property. Upon cessation of her employment or the Corporation's earlier request, Employee shall return to the Corporation all property (including, but not limited to, credit cards, keys, company car, cell phones, computer hardware and software, records, files, manuals and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which she received in connection with her employment. At the Corporation's request, Employee shall bring current all such records, files or documents before returning them.

      Upon notice of cessation of her employment with the Bank, Employee shall fully cooperate with the Bank in winding up her pending work and transferring her work to those individuals designated by the Bank.

      8.  Change in Control.
          ------------------

          (a) Definition. For purposes of this Agreement, "Change in Control" shall mean any of the following:

               (i) Any "person" (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) acquiring "beneficial ownership") (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of Capital Bank Corporation, the parent holding company of the Bank ("CBC") representing fifty percent (50%) or more of the combined voting power of CBC's then outstanding voting securities (the "Voting Power"), but excluding for this purpose an acquisition by CBC or an "affiliate" (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of CBC or of an affiliate.

               (ii) The individuals who constitute the Board of Directors of CBC ("Board") on the effective date hereof or their successors duly appointed in the ordinary course (collectively, the "Incumbent Directors") cease to constitute at least a majority of the Board. Any director whose nomination is approved by a majority of the Incumbent Directors shall be considered an Incumbent Director; provided, however, that no Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of CBC shall be considered an Incumbent Director.

               (iii) The  shareholders of  CBC approve a  reorganization,  share exchange, merger or consolidation related to CBC or the Bank following which the owners of the Voting Power of CBC immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

               (iv) The shareholders of the Bank approve a complete liquidation or dissolution of the Bank, or a sale or other disposition of all or substantially all of the capital stock or assets of the Bank, but excluding for this purpose any sale or disposition of all or substantially all of the capital stock or assets of the Bank to an "affiliate" (as defined in Rule 12b-2 under the Act) of CBC.

Change in Control shall not include a transaction, or series of transactions, whereby CBC or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the
shareholders  of  CBC  prior  to  such   transaction  or  series  of  series  of
transactions.

          (b) Change in Control Termination. After the occurrence of a Change in Control, Employee shall be entitled to receive payments and benefits pursuant to this Agreement in the following circumstances:

               (i) if within the period beginning ninety (90) days prior to and ending three (3) years after the occurrence of a Change in Control, the Bank terminates Employee's employment for any reason other than Cause, Disability, or death; or

               (ii) if within three (3) years after the occurrence of a Change in Control, Employee terminates her employment with the Bank for Good Reason. For purposes of this Section 8(b), Good Reason shall include the failure of CBC to obtain an agreement, satisfactory to Employee, from any successor or assign of CBC to assume and agree to perform this Agreement.

          (c) Change in Control Benefits. In the event that Employee's employment with the Bank terminates under any of the circumstances described above in this Section 8 at any time, Employee shall be entitled to receive all accrued compensation and any pro rata bonuses to which she may be entitled and which Employee may have earned up to the date of termination and, upon Employee's execution of an enforceable general release in a form prepared by the Bank, severance payments and benefits according to the following schedule and terms:

               (i) a severance payment equal to: 2.99 times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs no later than twelve (12) months after the occurrence of a Change in Control; 2.0 times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twelve (12) months but within (up to and including) twenty-four (24) months after the occurrence of a Change in Control; or 1.0 times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twenty-four (24) months but within (up to and including) thirty-six (36) months after the occurrence of a Change in Control. The severance payment shall be paid in substantially equal monthly installments without interest, commencing one month after the date of termination.

               (ii) a continuation of benefits for the period of time Employee receives the severance benefits described in Section 8(c)(i) above as follows: During such time, the Bank shall maintain and Employee shall be entitled to participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participated immediately prior to the termination, provided that Employee's continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee's continued participation in such plans and programs shall be at no greater cost to Employee than the cost she bore for such participation immediately prior to termination. If Employee's participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost she bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program; and

               (iii) a lump sum payment (or otherwise as specified by Employee to the extent permitted by the applicable plan) of any and all amounts contributed to a Bank pension or retirement plan which Employee is entitled to under the terms of any such plan. In the event Employee fails to execute the general release described above, he shall receive any such payments in accordance with the payment provisions of the applicable plan(s).

          (d) Limitation on Payments. To the extent that any of the payments and benefits provided for under this Agreement or otherwise payable to Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and but for this Section 8 would be subject to the excise tax imposed by Section 4999 of the Code, the Bank shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times Employee's "base amount" as defined in
Section 280G(b)(3) of the Code.

      9. Survival. The terms and conditions of Sections 6 and 7 shall survive termination of this Agreement and/or Employee's employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to such sections.

      10. Remedies. Employee agrees that her breach or threatened violation of Sections 6 and 7, will result in immediate and irreparable harm to the Corporation for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Corporation may be entitled, (a) the Corporation may seek legal and equitable relief, including but not limited to, preliminary and permanent injunctive relief, (b) the Corporation will be released of its obligations under this Agreement, including but not limited to, payments pursuant to Section 5, and (c) Employee will indemnify the Corporation for all expenses, including attorneys' fees, in seeking to enforce these paragraphs.

      11. Waiver Of Breach. The Bank's or Employee's waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

      12. Entire Agreement. This Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

      13. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases set forth in Section 6 or 7 of this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provision, clause or phrase be "blue-penciled" or rewritten by the court to the extent necessary to render it enforceable.

      14. Parties Bound. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Bank's successors and assigns. The Bank, at its discretion, may assign this Agreement. Employee may not assign this Agreement without the Bank's prior written consent.

      15. Governing Law. This Agreement and the employment relationship created by it shall be governed by North Carolina law. The parties hereby consent to exclusive jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agree that any litigation by or involving them relating to this Agreement shall be conducted in the court of Wake County or the federal court of the United States for the Eastern District of North Carolina.

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

                                EMPLOYEE

                                _________________________________   ____________
                                A. Christine Baker                  Date

                                CAPITAL BANK

                                By:______________________________   ____________
                                                                    Date

                                CAPITAL BANK CORPORATION

                                By:______________________________   ____________
                                                                    Date

                                    EXHIBIT C

                      FORM OF REYNOLDS EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement"), dated as of _____ ___, 200__, is made and entered into by CAPITAL BANK (hereinafter the "Bank"), and FAIRFAX C. REYNOLDS (hereinafter the "Employee").

      Capital Bank Corporation, a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company ("CBC"), and 1st State Bancorp, Inc., a Virginia corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Company"), are parties to that certain Merger Agreement dated _________ __, 2005 pursuant to which the Company is being merged (the "Merger") with and into CBC effective as of the date of this Agreement (the "Effective Time"). Following the Merger, CBC may elect to merge (the "Bank Merger") 1st State Bank, a North Carolina bank and, as a result of the Merger, a wholly owned subsidiary of CBC (the "Company Bank"), and the Bank, a North Carolina bank and a wholly owned subsidiary of CBC.

      The Bank desires to employ Employee and Employee desires to accept such employment on the terms set forth below.

      In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Bank and Employee agree as follows:

      1. Employment. The Bank employs Employee and Employee accepts employment on the terms and conditions set forth in this Agreement.

      2. Nature Of Employment. Employee shall serve as Executive Vice President and shall have such responsibilities and authority consistent with such position as may be reasonably assigned to him by the Bank. Employee shall also serve as Executive Vice President of CBC. Employee shall devote his full time and attention and best efforts to perform successfully his duties and advance the Bank's interests. Employee shall abide by the Bank's policies, procedures, and practices as they may exist from time to time.

      During this employment, Employee shall have no other employment of any nature whatsoever without the prior consent of the Bank; provided, however, this Agreement shall not prohibit Employee from personally owning and dealing in stocks, bonds, securities, real estate, commodities or other investment properties for his own benefit or those of his immediate family. Notwithstanding the foregoing, Employee shall also continue to serve as Executive Vice
President-Commercial and Retail Banking of the Company Bank, on an "at will" basis, pending completion of the Bank Merger.

      3.  Term.  Subject  to the  earlier  termination  provisions  set forth in
Section 5, the original term of this Agreement shall be one (1) year commencing at the Effective Time and terminating on the first anniversary of the Effective Time, and, upon expiration of the original term or any renewal term, the term shall be automatically renewed for an additional one (1) year period unless, at least thirty (30) days prior to the renewal date, either party gives notice of its intent not to continue the relationship. During any renewal term, the terms, conditions and provisions set forth in this Agreement shall remain in effect unless modified in accordance with Section 11.

      4.  Compensation and Benefits.
          --------------------------

          (a) Base Salary. Employee's initial annual base salary for all services rendered shall be One Hundred Fifty Thousand and No/100 Dollars ($150,000) (less applicable withholdings), payable in accordance with the Bank's policies, procedures, and practices as they may exist from time to time. Employee's salary periodically may be reviewed and adjusted at the Bank's discretion in accordance with the Bank's policies, procedures and practices as they may exist from time to time.

          (b) Incentive Plan. Employee shall be eligible to participate in the Bank's Management Incentive Plan in accordance with the applicable terms, conditions, and eligibility requirements of that Plan, some of which are in the plan administrator's discretion, as they may exist from time to time.

          (c) Benefits. Employee may participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other Bank employees at Employee's level; provided, however, that Employee's participation in such benefit plans and programs is subject to the applicable terms, conditions, and eligibility requirements of those plans and programs, some of which are within the plan administrator's discretion, as they may exist from time to time.

          (d) Expenses. Employee shall be reimbursed by the Bank for any reasonable and necessary business expenses incurred by Employee on behalf of the Bank or in connection with Employee's performance of his duties hereunder. Such reimbursement shall be in accordance with the Bank's practices or policies as they may exist from time to time.

          (e) Vacation. Employee shall be entitled to four (4) weeks of vacation during calendar year 200__ and thereafter vacation entitlement shall be in accordance with the Bank's policies. Such vacation shall be taken in accordance with the Bank's policies and practices as they may exist from time to time.

      5.  Termination of Employment and Post-Termination Compensation.
          ------------------------------------------------------------

          (a) With Notice. Either the Bank or Employee may terminate the employment relationship at any time for any reason or no reason by giving thirty
(30) days' written notice to the other party.

          (b) Cause, Disability, or Death. The Bank may terminate Employee's employment immediately for "Disability," "Cause," or in the event of Employee's death. For purposes of this Agreement, Disability shall mean Employee's mental or physical inability to perform the essential functions of his duties satisfactorily for a period of one hundred eighty (180) consecutive days or one hundred eighty (180) days within a 365-day period as determined by the Bank in its reasonable discretion and in accordance with applicable law. For purposes of this Agreement, "Cause" shall mean: (i) any act of Employee involving dishonesty; (ii) any material violation by Employee of any Bank rule, regulation, or policy; (iii) gross negligence committed by Employee; (iv) material failure of Employee to perform his duties hereunder; or (v) Employee's breach of any of the express obligations of this Agreement.

          (c)  Post-Termination Compensation.
               ------------------------------

               (i) In the event of termination for Cause or termination upon the expiration of the original or any renewal term of this Agreement (non-renewal), the Bank's obligation to compensate Employee ceases on the date of termination except as to the amounts of salary due at that time.

               (ii)  In the event of a termination  for death or Disability, the
      Bank's obligation to compensate Employee ceases on the date of termination, except as to any salary and prorated bonuses to which he may be entitled as of the date of termination. The Bank shall pay any such amounts to Employee or Employee's estate.

               (iii) If, prior to expiration of the original or any renewal term of this Agreement, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (as defined below), then Employee upon his execution of an enforceable general release in a form prepared by the Bank shall be entitled to (A) receive a gross amount equal to his then current annual base salary plus the amount of bonus paid to Employee by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), if any, in the prior bonus year with the Bank, payable in substantially equal amounts over the twelve (12) month period following such termination; and (B) for the period of time Employee receives payments pursuant to Section 5(c)(iii)(A), participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participates immediately prior to the termination, provided that Employee's continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee's continued
      participation in such plans and programs shall be at no greater cost to Employee than the cost he bore for such participation immediately prior to termination. If Employee's participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost he bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program.

      For purposes of this Section 5(c), Good Reason shall mean the occurrence of any of the following events or conditions without Employee's prior written consent:

               (A) a change in Employee's status, title, position, or responsibilities (including reporting responsibilities) which represents a material adverse change from his status, title, position, or responsibilities in effect immediately prior thereto; the assignment to Employee of any duties or responsibilities which are materially inconsistent with his status, title, position or responsibilities; or any removal of Employee from or failure to reappoint or re-elect him to any of such positions, status, or title (including positions, titles, and responsibilities with any affiliate), except in connection with the termination of his employment for Disability, Cause, or death, or by Employee other than for Good Reason;

               (B) the  Bank's  requiring  Employee  to be  based  at any  place
      outside       a       thirty       (30)       mile       radius       from
      [_________________________________], except for reasonably required travel on the Bank's business;

               (C) any material breach by the Bank of any express provision of this Agreement.

      6. Non-Solicitation/Non-Compete. Employee acknowledges that by virtue of Employee's employment with the Bank, Employee shall have access to and control of confidential and proprietary information concerning the Bank's and/or its parents', subsidiaries' or affiliates' (collectively, the "Corporation") business and that the Corporation's business depends to a considerable extent on the individual skills, efforts, and leadership of Employee. Additionally, Employee acknowledges that the covenants contained in this Section 6: are reasonably necessary to protect the legitimate business interests of the Corporation; are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him; and were disclosed to him prior to the commencement of his employment, such employment being conditioned on his execution of an agreement containing such terms.
Accordingly and in consideration of the Corporation's commitments to Employee under this Agreement, Employee expressly covenants and agrees that Employee shall not, without the prior consent of the Bank, during his employment and, subject to Section 6(c) below, for one (1) year following the cessation of his employment regardless of the reason for the cessation,

          (a) on Employee's own or another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:

               (i) within any city, metropolitan area or county in which the Corporation does business or is located, engage in any business activity (or assist others to engage in any business activity) that directly competes with the Corporation;

               (ii) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Corporation from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Employee's employment with the Bank, or to whom the Corporation made proposals for business at any time during the last year of Employee's employment with the Bank; or

               (iii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Employee's employment with the Bank.

          (b) within any city, metropolitan area or county in which the Corporation does business or is located, be employed or otherwise engaged by any entity that engages in the same, similar or otherwise competitive business as the Corporation, to provide the same or similar services that Employee provided to the Corporation.

          (c) (i) If (A) the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason and (B) Employee waives in writing his right to receive payments pursuant to Section 5(c)(iii) hereof, the restrictions on Employee's ability to compete with the Bank contained in this
Section 6 shall terminate on the later of (A) the cessation of Employee's employment with the Bank or (B) the Bank's receipt of Employee's waiver described in this Section 6(c)(i). (ii) In the event that Employee's employment terminates under any of the circumstances described in Section 8(b), the restrictions on Employee's ability to compete with the Bank contained in this
Section 6 shall terminate six (6) months following cessation of Employee's employment with the Bank.

      7. Proprietary Information And Property. Employee shall not, at any time during or following employment with the Bank, disclose or use, except in the course of his employment with the Bank or as may be required by law, any confidential or proprietary information of the Corporation received by Employee, whether such information is in Employee's memory or embodied in writing or other physical form.

      Confidential or proprietary information is information which is not generally available to the general public, or Corporation's competitors, or ascertainable through common sense or general business knowledge; including, but not limited to data, compilations, methods, financial data, financial plans, business plans, product plans, lists of actual or potential customers, marketing information and information regarding executives and employees.

      All records, files or other objects maintained by or under the control, custody or possession of the Corporation or its agents in their capacity as agents shall be and remain the Corporation's property. Upon cessation of his employment or the Corporation's earlier request, Employee shall return to the Corporation all property (including, but not limited to, credit cards, keys, company car, cell phones, computer hardware and software, records, files, manuals and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which he received in connection with his employment. At the Corporation's request, Employee shall bring current all such records, files or documents before returning them.

      Upon notice of cessation of his employment with the Bank, Employee shall fully cooperate with the Bank in winding up his pending work and transferring his work to those individuals designated by the Bank.

      8.  Change in Control.
          ------------------

          (a) Definition. For purposes of this Agreement, "Change in Control" shall mean any of the following:

               (i) Any "person" (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) acquiring "beneficial ownership") (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of Capital Bank Corporation, the parent holding company of the Bank ("CBC") representing fifty percent (50%) or more of the combined voting power of CBC's then outstanding voting securities (the "Voting Power"), but excluding for this purpose an acquisition by CBC or an "affiliate" (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of CBC or of an affiliate.

               (ii) The individuals who constitute the Board of Directors of CBC ("Board") on the effective date hereof or their successors duly appointed in the ordinary course (collectively, the "Incumbent Directors") cease to constitute at least a majority of the Board. Any director whose nomination is approved by a majority of the Incumbent Directors shall be considered an Incumbent Director; provided, however, that no Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of CBC shall be considered an Incumbent Director.

               (iii) The  shareholders  of CBC approve a  reorganization,  share exchange, merger or consolidation related to CBC or the Bank following which the owners of the Voting Power of CBC immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

               (iv) The shareholders of the Bank approve a complete liquidation or dissolution of the Bank, or a sale or other disposition of all or substantially all of the capital stock or assets of the Bank, but excluding for this purpose any sale or disposition of all or substantially all of the capital stock or assets of the Bank to an "affiliate" (as defined in Rule 12b-2 under the Act) of CBC.

Change in Control shall not include a transaction, or series of transactions, whereby CBC or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the
shareholders  of  CBC  prior  to  such   transaction  or  series  of  series  of
transactions.

          (b) Change in Control Termination. After the occurrence of a Change in Control, Employee shall be entitled to receive payments and benefits pursuant to this Agreement in the following circumstances:

               (i) if within the period beginning ninety (90) days prior to and ending three (3) years after the occurrence of a Change in Control, the Bank terminates Employee's employment for any reason other than Cause, Disability, or death; or

               (ii) if within three (3) years after the occurrence of a Change in Control, Employee terminates her employment with the Bank for Good Reason. For purposes of this Section 8(b), Good Reason shall include the failure of CBC to obtain an agreement, satisfactory to Employee, from any successor or assign of CBC to assume and agree to perform this Agreement.

          (c) Change in Control Benefits. In the event that Employee's employment with the Bank terminates under any of the circumstances described above in this Section 8 at any time, Employee shall be entitled to receive all accrued compensation and any pro rata bonuses to which he may be entitled and which Employee may have earned up to the date of termination and, upon Employee's execution of an enforceable general release in a form prepared by the Bank, severance payments and benefits according to the following schedule and terms:

               (i) a severance payment equal to: 2.99 times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs no later than twelve (12) months after the occurrence of a Change in Control; 2.0 times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twelve (12) months but within (up to and including) twenty-four (24) months after the occurrence of a Change in Control; or 1.0 times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twenty-four (24) months but within (up to and including) thirty-six (36) months after the occurrence of a Change in Control. The severance payment shall be paid in substantially equal monthly installments without interest, commencing one month after the date of termination.

               (ii) a continuation of benefits for the period of time Employee receives the severance benefits described in Section 8(c)(i) above as follows: During such time, the Bank shall maintain and Employee shall be entitled to participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participated immediately prior to the termination, provided that Employee's continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee's continued participation in such plans and programs shall be at no greater cost to Employee than the cost he bore for such participation immediately prior to termination. If Employee's participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost he bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program; and

               (iii) a lump sum payment (or otherwise as specified by Employee to the extent permitted by the applicable plan) of any and all amounts contributed to a Bank pension or retirement plan which Employee is entitled to under the terms of any such plan. In the event Employee fails to execute the general release described above, he shall receive any such payments in accordance with the payment provisions of the applicable plan(s).

          (d) Limitation on Payments. To the extent that any of the payments and benefits provided for under this Agreement or otherwise payable to Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and but for this Section 8 would be subject to the excise tax imposed by Section 4999 of the Code, the Bank shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times Employee's "base amount" as defined in
Section 280G(b)(3) of the Code.

      9. Survival. The terms and conditions of Sections 6 and 7 shall survive termination of this Agreement and/or Employee's employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to such sections.

      10. Remedies. Employee agrees that his breach or threatened violation of Sections 6 and 7, will result in immediate and irreparable harm to the Corporation for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Corporation may be entitled, (a) the Corporation may seek legal and equitable relief, including but not limited to, preliminary and permanent injunctive relief, (b) the Corporation will be released of its obligations under this Agreement, including but not limited to, payments pursuant to Section 5, and (c) Employee will indemnify the Corporation for all expenses, including attorneys' fees, in seeking to enforce these paragraphs.

      11. Waiver Of Breach. The Bank's or Employee's waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

      12. Entire Agreement. This Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

      13. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases set forth in Section 6 or 7 of this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provision, clause or phrase be "blue-penciled" or rewritten by the court to the extent necessary to render it enforceable.

      14. Parties Bound. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Bank's successors and assigns. The Bank, at its discretion, may assign this Agreement. Employee may not assign this Agreement without the Bank's prior written consent.

      15. Governing Law. This Agreement and the employment relationship created by it shall be governed by North Carolina law. The parties hereby consent to exclusive jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agree that any litigation by or involving them relating to this Agreement shall be conducted in the court of Wake County or the federal court of the United States for the Eastern District of North Carolina.

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

                                EMPLOYEE
                                _________________________________   ____________
                                Fairfax C. Reynolds                 Date

                                CAPITAL BANK

                                By:______________________________   ____________
                                                                    Date

                                CAPITAL BANK CORPORATION

                                By:______________________________   ____________
                                                                   Date

                                    EXHIBIT D

                       FORM OF McGILL CONSULTING AGREEMENT

This AGREEMENT ("Agreement") is made and entered into by JAMES C. McGILL ("McGill") and CAPITAL BANK (hereinafter the "Bank"). Throughout the remainder of the Agreement, McGill and the Bank may be collectively referred to as "the parties."

      McGill tendered his resignation from employment and any and all positions with 1st State Bank and 1st State Bancorp, Inc. and any of their respective subsidiaries and affiliated entities, such resignations to be effective __________ ___, 200__ (the "Resignation Date"), and _______________, on behalf of itself and each such subsidiary and affiliated entity, accepted such resignations. McGill desires to provide consulting services to the Bank from his Resignation Date through __________ ___, 200__ [the fourth anniversary of the Resignation Date], and the Bank desires to enter into such consulting arrangement. The parties have negotiated the terms of the consulting arrangement and have agreed upon acceptable terms as described herein.

      In consideration of the above and the mutual promises set forth below, and other valuable consideration to which McGill otherwise is not entitled, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. CONSULTING SERVICES. From the Resignation Date through __________ ___, 200__ [the fourth anniversary of the Resignation Date], McGill shall provide advice and consultation as requested by the Bank. In performing these services, McGill will comply with all applicable professional and industry standards and laws, regulations and rules and will use his best efforts, skills and knowledge, and exercise the degree of skill and care required by the highest levels of accepted professional standards.

      2. CONSULTING FEES. In consideration of his agreement to provide consulting services and the other covenants contained herein, the Bank shall pay McGill (or his estate in the event of his death) a consulting fee of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per year payable in equal bi-monthly installments. The Bank acknowledges and agrees that such payments shall continue to be made during the term of this Agreement without regard to whether McGill is unable to provide consulting services by reason of his death or disability. In addition, the Bank shall reimburse McGill for (a) the applicable COBRA premiums for McGill for such period commencing on the Resignation Date and continuing until such time as McGill is Medicare eligible and (b) the applicable cost of obtaining a reasonable Medigap supplement policy for McGill for the period commencing at the time McGill is Medicare eligible until the expiration of this Agreement.

      3. INDEPENDENT CONTRACTOR STATUS. The parties hereby acknowledge and agree that McGill shall provide consulting services for the Bank strictly as an independent contractor. Nothing in this Agreement shall be construed to render him an employee, co-venturer, agent, or other representative of the Bank. McGill shall not have the authority to negotiate or enter into any contract or other undertaking or make any representation on behalf of or binding on the Bank. McGill understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Bank shall not be required to withhold from the consulting fee any state or federal income taxes or to make payments for Social Security ("FICA") tax, unemployment insurance, or any other payroll taxes. The Bank shall not be responsible for, and shall not obtain, worker's compensation, disability benefits insurance, or unemployment security insurance coverage for McGill. From the Resignation Date forward, McGill shall not be eligible for, or entitled to, and shall not participate in, any of the Bank's compensation, pension, health, or other benefit plans, if any such plans exist. Consistent with his duties and obligations under this Agreement, McGill shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his consulting services.

      4. COMPANY INFORMATION.Except as necessary to perform consulting services under this Agreement, McGill shall not, at any time, during or after the period during which he performs services pursuant to this Agreement, disclose, use or aid third parties in obtaining or using any confidential or proprietary information belonging to the Bank and/or its parent, subsidiaries and/or affiliates. Confidential or proprietary information is information relating to the Bank or any aspect of its business which is not generally available to the public, the Bank's competitors or other third parties, or ascertainable through common sense or general business or technical knowledge. If such information is sought from McGill by court order or other mandatory government process, then McGill shall notify the Bank and, at its expense, take all reasonably necessary steps to defend against such court order or other mandatory process. Additionally, McGill shall permit the Bank to participate with counsel of its choice in any related enforcement proceedings. The provisions of this Section 4 shall survive any termination of this Agreement. McGill shall return all of the Bank's property and confidential or proprietary information in his possession, custody or control (including but not limited to computer software and hardware, records, files and other documents in whatever form they exist, whether electronic, hard copy or otherwise, and all copies, notes, or summaries thereof) to the Bank as requested by the Bank.

      5. NON-SOLICITATION/NON-COMPETE. McGill acknowledges that by virtue of McGill's past relationship with 1st State Bancorp, Inc. and 1st State Bank and his consulting relationship with the Bank, McGill shall have access to and control of confidential and proprietary information concerning the Bank's and/or its parents', subsidiaries' or affiliates' (collectively, the "Bank") business and that the Bank's business depends to a considerable extent on the individual skills, efforts, and leadership of McGill. Additionally, McGill acknowledges that the covenants contained in this Section 5: are reasonably necessary to protect the legitimate business interests of the Bank; are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him; and were disclosed to him prior to the commencement of his consulting relationship, such consulting relationship being conditioned on his execution of an agreement containing such terms. Accordingly and in consideration of the Bank's commitments to McGill under this Agreement, McGill expressly covenants and agrees that he shall not, without the prior consent of the Bank, during his consulting relationship and for one (1) year following the cessation of his consulting relationship regardless of the reason for the cessation:

          (a) on McGill's own or another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:

               (i) within any city, metropolitan area or county in which the Bank does business or is located, engage in any business activity (or assist others to engage in any business activity) that directly competes with the Bank;

               (ii) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Bank from or with persons or entities who are customers of the Bank, who were customers of the Bank at any time during the last year of McGill's service to the Bank, or to whom the Bank made proposals for business at any time during the last year of McGill's service to the Bank; or

               (iii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Bank or who was employed by the Bank during the last year of McGill's service to the Bank.

          (b) within any city, metropolitan area or county in which the Bank does business or is located, be employed or otherwise engaged by any entity that engages in the same, similar or otherwise competitive business as the Bank, to provide the same or similar services that McGill provided service to the Bank.

      6. RELEASE. In consideration of the payment and consulting arrangement conferred by this Agreement to which, McGill agrees, he otherwise would not be entitled, MCGILL (ON BEHALF OF HIMSELF AND HIS ASSIGNS, HEIRS AND OTHER REPRESENTATIVES) RELEASES THE BANK, CAPITAL BANK CORPORATION, 1st STATE BANK, 1st STATE BANCORP, INC. AND/OR THEIR PREDECESSORS, SUCCESSORS AND ASSIGNS AND/OR THEIR PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS ("RELEASEES") FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE AGAINST RELEASEES arising before the execution of the Agreement, including but not limited to claims: (i) for discrimination, harassment or retaliation arising under federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and Older Workers Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, harassment or retaliation for protected activity; (ii) for compensation and benefits (including but not limited to claims under the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")), Fair Labor Standards Act of 1934 (FLSA), as amended, and similar federal, state, and local law; (iii) under federal, state or local law of any nature whatsoever (including but not limited to constitutional, statutory, tort, express or implied contract or other common law; and (iv) for attorneys' fees; provided, however, that McGill does not waive or release any rights he has to any applicable director and officer liability coverage or existing corporate indemnification provision, nor release any claims for breach of this Agreement.

      7. COVENANT NOT TO SUE. McGill will not sue the Releasees on any of the released claims or join as a party with others who may sue on any such claims and if McGill does not abide by this provision, then he will return all monies received under this Agreement and indemnify the Releasees for all expenses they incur in defending the action. Additionally, the Bank will be relieved of its obligations hereunder. This covenant not to sue will apply to all released claims, except where prohibited by law.

      8. RIGHT TO REVIEW AND REVOKE.The Bank delivered this Agreement to McGill on ____________ ___, 200__ ][date Merger Agreement is executed], and desires that he have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, the Bank advises him to consult with his attorney prior to executing it and that he has at least 21 days within which to consider it. In the event that he does not return an executed copy of the Agreement to the Bank, it and the obligations of the Bank herein shall become null and void. McGill may revoke the Agreement during the seven (7) day period immediately following his execution of it. This Agreement will not become effective or enforceable until the revocation period has expired. To revoke the Agreement, a written notice of revocation must be delivered to Capital Bank.

      9. CONFIDENTIALITY. McGill represents and warrants that since receiving this Agreement he has not disclosed, and going forward will not disclose, the terms and conditions of this Agreement to third parties, except as required by law. Notwithstanding the above, he may reveal the terms and provisions of this Agreement to members of his immediate family or to an attorney, tax or financial advisors whom he may consult for legal, tax or financial advice, provided that such persons agree to maintain the confidentiality of the Agreement.

      10. REMEDIES. McGill acknowledges that his breach of paragraphs 4, 5, 6, 7, and 9 could cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of McGill's breach of these paragraphs: (i) the Bank will be released of its obligation under this Agreement to make any payments to McGill, including, but not limited to, those available pursuant to paragraph 2; (ii) the Bank may seek legal and equitable relief, including, but not limited to, preliminary and permanent injunctive relief; (iii) McGill will return all payments received pursuant to this Agreement, including, but not limited to, those received pursuant to paragraph 2; and (iv) McGill will indemnify the Bank for all expenses, including attorneys' fees, in seeking to enforce these paragraphs.

      11. OTHER. Except as expressly provided in this Agreement, this Agreement supersedes all other understandings and agreements, oral or written, between the parties and constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and no agreement, statement or promise not contained in the Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties. McGill's or the Bank's waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement.

      The Bank, at its discretion, may assign this Agreement. McGill may not assign this Agreement without the Bank's prior written consent. This Agreement shall apply to, be binding upon and inure to the benefit of the parties' successors, assigns, heirs and other representatives and be governed by North Carolina law and the applicable provisions of federal law, including but not limited to ADEA.

                            (Signature Page Follows)

                          (Signature Page to Agreement)

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

                                  _________________________     ________________
                                  JAMES C. MCGILL               Date


                                  CAPITAL BANK

                                  By:______________________     ________________
                                                                Date

                              Title:_________________

                                  EXHIBIT E

                         FORM OF STOCK VOTING AGREEMENT

      STOCK VOTING AGREEMENT, dated as of _____, 2005 (the "Agreement"), by and between certain shareholders of 1st State Bancorp, Inc., a Virginia corporation (the "Company"), listed on Schedule A attached hereto (each, a "Shareholder," and collectively, the "Shareholders"), and Capital Bank Corporation, a North Carolina corporation (the "Buyer").

      WHEREAS, concurrently herewith, the Buyer and the Company are entering into an Merger Agreement of even date herewith (as amended from time to time, the "Merger Agreement"), pursuant to which the Company will merge with and into the Buyer, with the Buyer as the surviving corporation (the "Merger"); and

      WHEREAS, each Shareholder owns as of the date hereof the number of shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), listed next to such Shareholder's name on Schedule A attached hereto (all such shares of Common Stock, together with any shares of Common Stock acquired after the date hereof and prior to the termination hereof, constituting such Shareholder's "Shares"); and

      WHEREAS, the Buyer has entered into the Merger Agreement in reliance on and in consideration of, among other things, each Shareholder's representations, warranties, covenants and agreements hereunder.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1. VOTING. Each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder's Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent), with respect to all of such Shareholder's Shares, for the approval and the adoption of the Merger Agreement and all transactions contemplated thereby, including without limitation all agreements related to the Merger and any actions related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement, at any meeting or meetings of the shareholders of the Company, and any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof) or such other actions are submitted for the consideration and vote of the shareholders of the Company. The foregoing shall remain in effect with respect to such Shareholder's Shares until the termination of this Agreement. Each Shareholder agrees to execute such additional documents as the Buyer may reasonably request to effectuate the foregoing.

      2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to the Buyer as follows:

      (a) Ownership of Shares. On the date hereof and as of the Effective Time (as defined in the Merger Agreement), such Shareholder's Shares specified on Schedule A are the only shares of Common Stock owned by such Shareholder. Except as set forth on Schedule A, such Shareholder does not have any rights to acquire any additional shares of Common Stock. Such Shareholder currently has, and as of the Effective Time will have, good, valid and marketable title to such Shareholder's Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws).

      (b) Authority; Binding Agreement. Such Shareholder has the full legal right, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby nor the compliance by such Shareholder with any of the provisions hereof, will (i) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Shareholder or such Shareholder's Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

      (c) Reliance on Agreement. Such Shareholder understands and acknowledges that the Buyer is entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement. Such Shareholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by the Buyer.

      3. NOTIFICATIONS. Each Shareholder shall, while this Agreement is in effect, notify the Buyer promptly, but in no event later than two (2) calendar days, of any shares of Common Stock acquired by such Shareholder after the date hereof.

      4. DELIVERY OF AFFILIATE LETTER. Contemporaneously with the execution of this Agreement, each Shareholder shall execute and deliver to the Buyer on the date hereof an Affiliate Letter substantially in the form attached hereto as EXHIBIT A.

      5. TERMINATION. This Agreement shall terminate on the earlier of (i) the Effective Time or (ii) immediately upon the termination of the Merger Agreement in accordance with its terms.

      6. ACTION IN SHAREHOLDER CAPACITY ONLY. No Shareholder makes any agreement or understanding herein as a director or officer of the Company; rather, each Shareholder signs solely in such Shareholder's capacity as a record holder and beneficial owner of such Shareholder's Shares, and nothing herein shall limit or affect any actions taken in such Shareholder's capacity as an officer or director of the Company, including without limitation any action taken in such Shareholder's capacity as a director or executive officer of the Company consistent with the provisions in Section 6.1(c) of the Merger Agreement.

      7.  MISCELLANEOUS.
          --------------

      (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

          If to the Buyer:

                  Capital Bank Corporation
                  4901 Glenwood Avenue
                  Raleigh, North Carolina  27612
                  Attention:  B. Grant Yarber
                  Telephone: (919) 645-6449
                  Facsimile: (919) 645-6499

                  with a copy to:

                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center
                  Raleigh, North Carolina 27602
                  Attention: Geoffrey W. Adams
                  Telephone: (919) 821-1220
                  Facsimile: (919) 821-6800

          If to a Shareholder:

          to the address provided for such Shareholder on Schedule A

      (b) Entire Agreement. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

      (c) Amendments. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

      (d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      (e) Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

      (f) Injunctive Relief; Jurisdiction. Each Shareholder agrees that irreparable damage would occur and that the Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to prevent breaches by any Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in any North Carolina state court (collectively, the "Courts"), this being in addition to any other remedy to which the Buyer may be entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other the Courts.

      (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                                   * * * * * *

                   [signature page to Stock Voting Agreement]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                                 BUYER:

                                                 CAPITAL BANK CORPORATION


                                                 By:  __________________________
                                                      Name:
                                                      Title:

                                                 SHAREHOLDERS

                                                 _______________________
                                                 [Print Name]

                                                 _______________________
                                                 [Print Name]

                                                 _______________________
                                                 [Print Name]

                                                 _______________________
                                                 [Print Name]

                      SCHEDULE A TO STOCK VOTING AGREEMENT

                              List of Shareholders
                              --------------------

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                       EXHIBIT A TO STOCK VOTING AGREEMENT

                                Affiliate Letter
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                                    EXHIBIT F

                            FORM OF AFFILIATE LETTER

                               _____________, 2005

Capital Bank Corporation
P.O. Box 18949
Raleigh, North Carolina 27619-8949

         Re:   Affiliate's Agreement

Ladies and Gentlemen:

      The undersigned is a shareholder of 1st State Bancorp, Inc. (the "Company"), a Virginia bank holding company, and will become a shareholder of Capital Bank Corporation ("CBC"), a North Carolina bank holding company, pursuant to the transactions described in the Merger Agreement, dated as of __________, 2005, by and between the Company and CBC (the "Merger Agreement"), and the related Plan of Merger between the Company and CBC. Under the terms of the Merger Agreement, the Company's outstanding common stock ("Company Stock") will be exchanged for shares of CBC's common stock ("CBC Stock") and/or cash consideration. This Affiliate's Agreement represents an agreement between the undersigned and CBC regarding certain rights and obligations of the undersigned in connection with (i) the shares of Company Stock beneficially owned by the undersigned and (ii) the shares of CBC Stock for which such shares of Company Stock will be exchanged as a result of the merger of the Company with and into CBC (the "Merger").

      The execution and delivery of this Agreement by the undersigned is a material inducement to CBC to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and CBC hereby agree as follows:

      1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company he, she or it may be deemed an "affiliate" as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

          (a) CBC has informed the undersigned that the issuance of shares of CBC Stock has been registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of CBC Stock has not been registered under the 1933 Act and that such shares received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may

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hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

          (b) The undersigned is aware that CBC and the Company intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the "Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as CBC and the Company for federal income tax purposes. The undersigned acknowledges that
Section 1.368-1(b) of the U.S. federal income tax regulations requires "continuity of interest" in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received certain distributions from the acquired company with respect to his stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the Company or CBC to either the Company or CBC (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to CBC (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the Company attributable directly or indirectly to funds provided by CBC, and (iii) the undersigned will not dispose of any CBC stock received in the Merger to CBC or to a person related to CBC within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

      3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the shares of CBC Stock received by the undersigned pursuant to the Merger will be given to the CBC transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

          "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or
          (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition."

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Such legend will also be placed on any certificate representing CBC securities issued subsequent to the original issuance of the CBC Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the CBC Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the CBC Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), CBC, upon the request of the undersigned, will cause the certificates representing the shares of CBC Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by CBC of an opinion of its counsel to the effect that such legend may be removed.

      4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate's Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of CBC Stock received by the undersigned, to the extent he or it believes necessary, with his counsel.

      5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of CBC Stock received by him or it in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for CBC Stock together with such additional information as the transfer agent may reasonably request.

      6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of CBC Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      7. INJUNCTIVE RELIEF. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of CBC and to preserve for CBC the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to CBC which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, CBC shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to

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restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

      8. MISCELLANEOUS. This Affiliate's Agreement is the complete agreement between CBC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate's Agreement shall be governed by the laws of the State of North Carolina, without regard to principles of conflicts of laws.

      This Affiliate's Agreement is executed as of the _____ day of ____________, 2005.

                                 Very truly yours,

                                 ___________________________
                                 Signature

[PLEASE PROVIDE A LIST OF ALL OF THE COMPANY'S AFFILIATES.]

AGREED TO AND ACCEPTED as of
_______________, 2005.

CAPITAL BANK CORPORATION

By:      ________________________________________
         Name:
         Title: